AGENCY AGREEMENT

by and between

DST Systems, Inc.

and

The Lord Abbett Family of Funds

TABLE OF CONTENTS

1.	Definitions.			1

2.	Appointment of the Agent as Transfer Agent.			1
	2.1.	Appointment and Scope.		1
		2.1.1.	Appointment.	1
	2.2.	Documentation.		2
		2.2.1.	Documentation Related to Appointment.	2
		2.2.2.	Increase in a Fund’s Authorized Stock.	3
		2.2.3.	Certification of Documents.	3
		2.2.4.	Future Amendments to Charter and Bylaws.	3
	2.3.	New Funds or Fund Series Requiring Only Current Services.		3

3.	Services.			3
	3.1.	Identification of Services.		3
	3.2.	Additional Services.		4
	3.3.	Performance Standards.		5
	3.4.	Services With Respect to New Functions or Features.		5

4.	Management of the Services.			6
	4.1.	Changes in Services by the Agent.		6
	4.2.	Subcontractors.		6
		4.2.1.	Engagement of Subcontractors.	7
		4.2.2.	Further Assurances.	7

5.	Security.			8
	Briefings.			8
	5.2.	Changes to the Security Procedures.		8
	5.3.	Inspections and Audits.		8
		5.3.1.	Inspections by the Funds.	8
		5.3.2.	Right to Audit Agent Sites.	8
		5.3.3.	Demand for Inspection by Third Party.	9
	5.4.	Backups and Disaster Recovery.		9
		5.4.1.	Maintenance of a Business Contingency Plan.	9
		5.4.2.	Backups.	9
		5.4.3.	Components of the Business Contingency Plan.	9
	5.5.	Third Party Claims.		11

6.	Standard of Care; General Performance Standards.			11
	6.1.	Standard of Care as to All Services.		11
	6.2.	Security Services.		11
	6.3.	Instructions.		11
	6.4.	The Agent’s and the Funds’ Knowledge of the Investment Company Industry.		12
	6.5.	Service Level Standards.		12
	6.6.	General Covenants.		12

i

	6.7.	Compliance with Operating Procedures.		12
		6.7.1.	Obligations of the Agent.	12
		6.7.2.	Changes to Operating Procedures.	12
		6.7.3.	Anti-Money Laundering Procedures.	12
	6.8.	Acts or Omissions in Reliance.		13
		6.8.1.	Reliance on Instructions.	13
		6.8.2.	Reliance on Other Inbound Communications.	13
	6.9.	Right to Verify Authenticity and Authority.		13

7.	Assumption of Transfer Agent Services by the Funds or Agents Designated by the Funds.			14

8.	Licenses; Intellectual Property.			15
	8.1.	Content.		15
	8.2.	Rights in and Use of Data and Records.		15
		8.2.1.	Rights.	15
		8.2.2.	Restrictions on Use of Data.	16

9.	Covenants of the Funds.			16
	9.1.	Registration of Fund Shares.		16
	9.2.	Stock Certificates.		16
		9.2.1.	Furnishing of Stock Certificates.	16
		9.2.2.	Death, Resignation or Removal of Signing Officer.	16
		9.2.3.	Maintenance of Records and Cancelled Certificates.	16

10.	Compensation and Expenses.			16
	10.1.	Fees.		16
	10.2.	Expenses.		17
		10.2.1.	Allocation of Expenses.	17
		10.2.2.	Reimbursable Expenses.	17
		10.2.3.	Documentation Supporting Reimbursement of Expenses.	17
	10.3.	Taxes.		17
	10.4.	Payment Terms.		18
		10.4.1.	Performance Reports.	18
		10.4.2.	Invoices.	18
		10.4.3.	Timely Payments.	18
		10.4.4.	No Suspension of Services.	18
	10.5.	Changes in Fees and Expenses.		19
		10.5.1.	Improved Efficiencies.	19
		10.5.2.	Most Favored Customer.	19
	10.6.	Original Issue Taxes and Mailings.		19

11.	Representations and Warranties of the Agent.			20

12.	Representations and Warranties of the Funds.			21

13.	Limitations on Liability.			22
	13.1.	Funds and Fund Series as Separate Parties.		22
	13.2.	Funds as Separate Entities.		22
	13.3.	Limits on Damages.		22
	13.4.	“As Of” Transactions.		23
	13.5.	Actions of Unaffiliated Third Persons.		23
	13.6.	Consequential Damages.		23

14.	Indemnification and Insurance Coverage.			23
	14.1.	Indemnity Obligations of the Agent.		23
	14.2.	Indemnity Obligations of the Funds.		24
	14.3.	Indemnification Procedure.		25
	14.4.	Insurance Coverage.		26
		14.4.1.	Maintenance of Insurance.	26

15.	Confidentiality.			26
	15.1.	Confidential Information.		26
		15.1.1.	Additional Provisions Relating to the Funds.	27
		15.1.2.	Additional Provisions Relating to the Agent.	27
	15.2.	Exceptions to Confidential Information.		27
	15.3.	Obligation of Confidentiality.		27
	15.4.	Equitable Relief.		28
	15.5.	Privacy Considerations.		28

16.	Term and Termination.			29
	16.1.	Term.		29
	16.2.	Termination for Cause.		29
	16.3.	Additional Termination Rights.		29
	16.4.	Additional Termination Event.		30
	16.5.	Obligations of the Agent upon Termination.		30
	16.6.	Survival.		31

17.	Non-Solicitation.			31

18.	FAN Web Services.			31
	18.1.	Definitions.		31
	18.2.	Use of FAN Services By the Funds.		32
	18.3.	Additional Provisions Concerning Proprietary Rights of the Agent With Respect to FAN Services.		33
	18.4.	No Other Warranties.		33
	18.5.	Limitation of Liability.		34

19.	FAN Mail Services.		34
19.1.	Definitions.		34
19.2.	Use of FAN Mail Services By the Funds.		34
19.3.	Additional Provisions Regarding Agent’s Proprietary Rights.		36
19.4.	No Other Warranties.		36
19.5.	Limitation of Liability.		36
19.6.	Indemnity.		37

20.	Miscellaneous.		37
20.1.	Entire Agreement.		37
20.2.	Severability.		37
20.3.	Counterparts.		37
20.4.	Binding Effect.		37
20.5.	Assignment.		37
20.6.	Governing Law.		37
20.7.	Independent Contractors.		37
20.8.	Third-Party Beneficiaries.		37
20.9.	Further Assurances.		38
20.10.	Force Majeure.		38
20.11.	Waiver.		38
20.12.	Headings.		38
20.13.	Notice.		38
20.14.	Amendment.		40
20.15.	Dispute Resolution.		40
	20.15.1.	Attorneys Fees.	42
	20.15.2.	Waiver of Jury Trial.	42
	20.15.3.	Limitation.	42

Exhibit A	Table of Contents of DST Full Service Legal Manual and Changes to the Manual Authorized by the Funds		46

Exhibit B	Anti-Money Laundering Procedures		47

Exhibit C	Form of AML Certification		48

Exhibit D	Escrow Agreement		49

Exhibit E	Form of Confidentiality Agreement		56

AGENCY AGREEMENT

This Agency Agreement (“Agreement”) is made as of July 1, 2004 (“Effective Date”), by and among each of the Funds (as such term, and other capitalized terms, are defined in Addendum 1 hereto) and DST Systems, Inc., a corporation existing under the laws of the State of Delaware, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 (the “Agent”).

RECITALS

A.                                   Since the Effective Date, the Agent has provided to the Funds certain services on the terms and for the fees and expenses set forth in a fee proposal mutually executed by the Agent on July 1, 2004 and the Funds on July 1, 2004 (the “Fee Proposal”); and

B.                                     The Funds and the Agent, in furtherance of such Fee Proposal, mutually desire to execute this Agreement to set forth the terms under which the Funds appoint the Agent to be transfer agent, dividend disbursing agent (the “Transfer Agent”) and agent for certain related services and to perform the Services.

C.                                     This Agreement is intended to supersede all the existing transfer agent agreements between the Funds and United Missouri Bank (“UMB”) and the subcontract thereto between UMB and the Agent, and upon execution hereto, those agreements shall be deemed by the Funds and the Agent as terminated and of no further force and effect, and the rights and obligations of the Funds and the Agent shall be as set forth under this Agreement. The Funds shall be responsible for securing UMB’s agreement to the termination of all such agreements.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.                                       DEFINITIONS. The capitalized terms used in this Agreement shall have the meanings set forth in Addendum 1 hereto unless otherwise defined herein.

2.                                       APPOINTMENT OF THE AGENT AS TRANSFER AGENT.

2.1.                              APPOINTMENT AND SCOPE.

2.1.1.                     APPOINTMENT. Subject to the terms and conditions of this Agreement (a) each Fund hereby appoints the Agent as the Transfer Agent for such Fund, and (b) the Agent hereby accepts such appointment by each Fund and agrees that the Agent shall act as Transfer Agent for each Fund.

2.2.                              DOCUMENTATION.

2.2.1.                     DOCUMENTATION RELATED TO APPOINTMENT. In connection with the appointment of Agent, each Fund will file with the Agent on or prior to the Execution Date the following documentation:

(a)                                  A copy, certified by such Fund’s Secretary or Assistant Secretary, of the resolutions of the Board of Directors of the Fund appointing the Agent as Transfer Agent, approving the form of this Agreement and designating certain Persons to sign stock certificates, if any, and give Instructions and requests on behalf of the Fund;

(b)                                 A copy, certified by such Fund’s Secretary or Assistant Secretary, of the Articles of Incorporation or Declaration of Trust, as applicable, of the Fund and all amendments thereto;

(c)                                  A copy, certified by such Fund’s Secretary or Assistant Secretary, of the Bylaws of the Fund;

(d)                                 A copy of the current registration statement and amendments thereto of the Fund, filed with the Securities and Exchange Commission;

(e)                                  Specimens of all forms of outstanding stock certificates for the Fund, in the forms approved by its Board of Directors, with a certificate of its Secretary or Assistant Secretary as to such approval; and

(f)                                    Specimens of the signatures of the officers of the Fund authorized to sign stock certificates, and individuals authorized to sign or deliver Instructions and other requests.

(g)                                 An opinion of counsel for the Fund (which may be in-house counsel) with respect to:

(i)                                     The Fund’s organization and existence under the laws of its state of organization;

(ii)                                  The status of all shares of stock or of all shares of beneficial interests of the Fund, as applicable, covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute and that all shares requested to be registered under such Acts or statutes are properly registered;

(iii)                               That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable; and

(iv)                              If any Shares are subject to registration under the 1933 Act, whether they have been registered under the Act and whether the related Registration Statement has become effective or, if Shares are exempt from such registration, the specific grounds therefor.

In addition, the Agent acknowledges the receipt from each Fund, and that the Account Records previously utilized by the Agent were generally adequate to perform the Services.

2.2.2.                     INCREASE IN A FUND’S AUTHORIZED STOCK. In the event that a Fund that is a Maryland corporation increases its Shares, the Fund shall file with the Agent a certified copy of the articles supplementary to the Articles of Incorporation of such Fund authorizing the increase of Shares, and shall comply with the requirements of Section 1.17(f) of the Service Specifications in connection with such increase.

2.2.3.                     CERTIFICATION OF DOCUMENTS. Each Fund agrees that its Articles of Incorporation, Certificate of Trust, and Declaration of Trust, as applicable, its Bylaws, and copies of all amendments thereto have been and will continue to be filed in every jurisdiction where the filing thereof is required.

2.2.4.                     FUTURE AMENDMENTS TO CHARTER AND BYLAWS. Each Fund shall promptly provide the Agent copies of all material amendments to its Articles of Incorporation, Declaration of Trust, or Bylaws made after the Execution Date, and such amendment shall be certified by such Fund’s Secretary or Assistant Secretary. No such material amendments shall modify or increase the Agent’s responsibilities without the Agent’s prior written consent executed by an officer of the Agent.

2.3.                              NEW FUNDS OR FUND SERIES REQUIRING ONLY CURRENT SERVICES. In the event that a new fund or new series of a Fund is created in any existing business trust, corporation or any other entity which is registered as an Investment Company under the 1940 Act on the Agent’s System as of the Execution Date, such Fund or series thereof shall engage the Agent to perform the Services under this Agreement by executing and delivering to the Agent a document accepting this Agreement (including giving effect to all Amendments and Service Orders that have become effective after the Execution Date), together with such documentation as is described by Section 2.2 and otherwise appropriate. The appointment of the Agent on behalf of any new fund or any new series of a Fund shall become effective upon the Agent’s receipt of such counterpart executed by such new fund or new series of a Fund.

3.                                       SERVICES.

3.1.                              IDENTIFICATION OF SERVICES. Subject to the terms and conditions of this Agreement, the Agent shall, utilizing the appropriate Agent System as then constituted and configured, perform the Transfer Agent Services as enumerated below for each Fund, as the Transfer Agent of that Fund, and the Agent shall perform the Ancillary Services as enumerated below for each Fund, each in accordance with the requirements, terms and conditions set forth in the relevant section(s) of this Agreement and the Service Specifications, including all addendums hereto and thereto. The Transfer Agent Services to be provided by the Agent under this Agreement include the following, each as more fully described in this Agreement and the Service Specifications: (a) Offline Communications Services, subject to Section 1.1 of the Service Specifications (b) Processing Services; (c) Record and Reporting Services; (d) Reporting Services; (e) Shareholder Account Services and other Shareholder Recordkeeping Services; (f) Shareholder Transaction Services; (g) Processing of Sales Charges; (h) Convertible Securities Services; (i) Share Certificate Services; (j) Disbursement Services; (k) Processing Inquiries and Requests; (l)

Shareholder Meeting Services; (m) Mailing Services; (n) Safekeeping Services; (o) Data Services; (p) Cash Management Services, and (q) such Additional Transfer Agent Services as may be added in accordance with Section 3.2 below. The Ancillary Services to be provided by the Agent under this Agreement include the following, each as more fully described in this Agreement and the Service Specifications: (a) Web Services (which shall include the Vision Services, the FAN Services, FAN Mail Services and TRAC-2000 Internet Services); (b) provision of an AWD license by DST Technologies, Inc.; and (c) such Additional Ancillary Services as may be added in accordance with Section 3.2 below. Unless a specific term is provided in the applicable Service Schedule, the term of each Service Schedule adopted hereunder or attached hereto shall be co-terminus with the Term of this Agreement and each new Term of this Agreement shall be a new term of such Schedule.

3.2.                              ADDITIONAL SERVICES. As part of the Services, the parties acknowledge that the Agent may provide, or cause to be provided, services in addition to, or beyond the scope of, the current list and schedule of Transfer Agent Services and Ancillary Services set forth in this Agreement and the Service Specifications as of the date of this Agreement (“Additional Services”). In the event that the parties agree that Additional Services are to be provided pursuant to this Agreement and upon the scope of, and the terms and conditions upon which the Agent would provide or cause to be provided, such Additional Services, the parties shall mutually agree in writing to a Service Order setting forth a description of the Additional Services and the terms and conditions (including liabilities, responsibilities, Fees and Expenses) on which they are to be provided, which Service Order shall become part of this Agreement and the Service Specifications. Except as otherwise provided in any such Service Order, or as otherwise agreed to in writing by the parties, the provision of the Additional Services will be governed by the terms of this Agreement. Notwithstanding anything in this Agreement, the Service Specifications or Addendum 1 to the contrary, the Agent’s responsibility to perform Services shall remain subject to the following agreements between the Agent and the Funds or the Agent and any Authorized Person, and Instructions from the Funds or any Authorized Person then in effect immediately prior to the execution of this Agreement (collectively, the “Pre-Existing Agreements”):

(a)                                  Appointment of Agent and Wire Order Agreement, dated as of January 18, 1995, by and between Lord, Abbett & Co. LLC (“Lord Abbett”), the Funds, Investors Fiduciary Trust Company and the Agent;

(b)                                 Agreements for Recordkeeping Services for 401(k) Plans & Trusts;

(c)                                  Indemnity Agreement, dated August 21, 1997, acknowledged and agreed to by Lord Abbett, the Funds, Mesirow Financial and the Agent;

(d)                                 Indemnity Agreement, dated August 12, 1997, acknowledged and agreed to by Lord Abbett, the Funds, Interra Clearing Services and the Agent;

(e)                                  Indemnity Agreement, dated July 18, 1995, acknowledged and agreed to by Lord Abbett, the Funds, Prudential Securities Inc. and the Agent;

(f)                                    Indemnity Agreement, dated October 16, 1995, acknowledged and agreed to by Lord Abbett, the Funds, Janney Montgomery Scott and the Agent;

(g)                                 DST Customer Centers Usage and Non-Disclosure Agreement;

(h)                                 Bilateral Agreement regarding Networking;

(i)                                     Letter dated February 4, 1994 from Jules Moskowitz, Vice President, General Counsel and Secretary, to Ken B. Cutler, Partner and General Counsel, and Tom Iandola, Director of Broker-Dealer Operations, regarding Execution and Filing of ICI-developed Standard Networking Agreement with the National Securities Clearing Corporation;

(j)                                     DST Full Service Legal Manual, a copy of which has previously been provided to the Funds, and the Table of Contents thereof included in Exhibit A attached hereto, along with anychanges authorized by the Funds as of the date hereof and included in Exhibit A attached hereto;

(k)                                  Agreements regarding Discounted Broker Fees for Networked Accounts;

(l)                                     UMB Self Trustee Agreement; and

(m)                               PAI Plan Processing Procedures.

The Services as described herein shall be modified as per such Pre-existing Agreements.

3.3.                              PERFORMANCE STANDARDS. The Agent shall perform the Services in compliance with this Agreement and the Service Specifications in which such Services are specifically referenced and, with respect to Transfer Agent Services, with the general Standard of Care set forth in Section 6 of this Agreement and, with respect to the Ancillary Services, with the standard of care set forth in the section of this Agreement in which such Services are specifically referenced.

3.4.                              SERVICES WITH RESPECT TO NEW FUNCTIONS OR FEATURES. The Agent shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same Transfer Agent Services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in the Funds’ Instructions, prospectus or application as amended from time to time, for the Funds provided (i) the Agent is advised in advance by the Funds of any changes therein and (ii) the TA2000 System and the mode of operations utilized by the Agent as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by the Funds requires an enhancement or modification to the TA2000 System or to operations as then conducted by the Agent, the Agent shall provide the Funds an estimate of the cost of developing such modification or enhancements and shall not be liable therefor until the Funds approve such cost and such modification or enhancement is thereafter installed on the TA2000 System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation which the Funds elect to utilize or to have Agent utilize on their behalf materially increases the Agent’s cost of performing the Transfer Agent Services required hereunder at the current level of service (provided such costs are passed through to other similarly situated clients of Agent), the Agent shall advise the Funds of the amount of such increase and if the Funds elect in writing to utilize such function, feature or service at such increased cost, the Agent shall be entitled to increase the Fees by the amount of the increase in costs agreed to in writing by the Funds. If the Funds do not agree in writing to the increase in Fees sought by the Agent, the Agent shall not be obligated to provide such function, feature or service. In no event shall the Agent be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing, and in no event shall the Funds be responsible for any increased Fees or expenses for such additional function, feature, improvement or change of a method or operation unless and until it has consented thereto in writing. For purposes of this Section 3.4, a “material” increase in the Agent’s cost means an increase greater than or equal to one cent (1 CENTS ) per account.

4.                                       MANAGEMENT OF THE SERVICES.

4.1.                              CHANGES IN SERVICES BY THE AGENT.

(a)                                  During the term of this Agreement the Agent will use on behalf of the Funds without additional cost all Modifications which the Agent may make to the Agent Facilities in the normal course of its business and which are applicable to functions and features then offered by the Funds and supported by the Agent under this Agreement, unless substantially all Agent clients are charged separately for such Modifications, including, without limitation, substantial Modifications necessitated by changes in existing laws, rules or regulations. The Funds agree to pay the Agent promptly for Modifications which are charged for separately at the rate provided for in the Agent’s standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

(b)                                 The Agent shall have the right, at any time and from time to time, to make any Modification; provided that the Funds will be notified as promptly as possible prior to implementation of such Modification and that no such Modification shall materially adversely change or affect the operations and procedures of the Funds in using or employing the Agent Facilities hereunder or the Reports to be generated by such facilities hereunder, unless the Funds are given sixty (60) days prior notice to allow the Funds to change its procedures and the Agent, to the extent appropriate and available, provides the Funds with all revised Operating Procedures and suggested modified controls; and

(c)                                  The Agent acknowledges and agrees that the Funds may require a period of at least thirty (30) day’s receipt of a Modification affecting the performance of the Funds described in this Section 4.1 for the purpose of conducting testing related to such Modification. Additionally, the Agent shall notify the Funds of any Modifications affecting the performance of the Funds to be implemented pursuant to Section 4.1(b) not less than five (5) Business Days prior to the implementation of such Modifications and will concurrently provide to the Funds updated Documentation to the extent available.

4.2.                              SUBCONTRACTORS.

4.2.1.                     ENGAGEMENT OF SUBCONTRACTORS. The Agent shall not engage any Subcontractor (other than an Affiliate properly authorized to provide such Services) to perform all or any part of the Services on the Agent’s behalf and in the Agent’s stead without the Funds’ prior written consent. In the event that the Funds consent to the Agent’s engagement of a Subcontractor to perform any portion of the Services and the Agent so engages the Subcontractor, the Agent shall be responsible for, and shall (a) comply with Applicable Laws relating to the use of any Subcontractors, including, without limitation, Regulation S-P and Rule 17Ad-7(g) under the 1934 Act and (b) meet all of the Agent’s obligations and warranties with respect to the Services, the Agent Facilities and Agent Premises as to work conducted by the Subcontractor. The Agent shall guarantee, and be fully liable for, all actions of the Subcontractors under any such agreements. All entities that perform such services on an industry-wide basis, such as, by way of example, the NSCC and those referred to in Section 13.5 of this Agreement, are not deemed to be, and are not Subcontractors under this Section 4.2.1, and the Agent shall have no liability for their actions or omissions to act. Further, this Section 4.2.1 is not intended to, and does not, apply (i) to the situation whereby the Agent, in order to provide a service specifically requested by a Fund which the applicable Agent System does not support, such as by way of example and not limitation, escheatment (Trans Union) and third party administration services (Sungard Corbel, Inc.), contracts with a third party vendor to use such third party vendor’s system or (ii) where the Funds employ an Affiliate of the Agent to provide to the Funds services that are not included within the definition of “Services” in this Agreement. In the event of (i) above, the Agent makes no representations, warranties or covenants concerning the adequacy and sufficiency of the third party vendor’s system, except that the Agent shall enforce on behalf of the Funds whatever representations warranties or covenants it was able to negotiate from such third party vendor. In the event of (ii) above, the Agent makes no warranties, representations, covenants or guarantees concerning such affiliated entities’ performance. Notwithstanding anything to the contrary, the Agent may employ its Affiliates as subcontractors hereunder provided that the requirements of clauses (a) and (b) of the second sentence hereof are met and that the Agent guarantees and remains fully liable for all actions of such Affiliates.

4.2.2.                     FURTHER ASSURANCES. In the event that a Subcontractor fails to perform any part of the Services, the Agent shall promptly notify the Funds and shall use its commercially reasonable efforts to remedy the circumstances which resulted in such failure and institute corrective actions in response thereto, including, without limitation, securing a replacement for such Subcontractor, acceptable to the Funds.

5.                                       SECURITY.

5.1.                              BRIEFINGS. Prior to the Execution Date, the Agent has provided, and not less than once during each year of the Term the Agent shall provide, to the Funds a copy of the SAS 70 Report prepared by the Agent’s public auditor. The Funds shall be entitled to a briefing with respect to any material deficiencies in such report to assure themselves that any corrective actions required in such report to be taken by the Agent have been properly implemented. The Agent shall promptly perform, and pursue until completed, any corrective action required in any such report or required under Applicable Law cited in any audit conducted under Applicable Law by any governmental authority or the Agent’s public auditor which the Agent has agreed to make. In addition, the Agent will permit the Funds and their authorized representatives, at the Funds’ sole expense, at reasonable times during normal business hours to make periodic inspections of the Agent’s operations on behalf of, and directly related to the business of, the Funds.

5.2.                              CHANGES TO THE SECURITY PROCEDURES. The Agent shall give the Funds prior written notice of any changes to the Security Procedures that are articulated in the SAS 70.

5.3.                              INSPECTIONS AND AUDITS.

5.3.1.                     INSPECTIONS BY THE FUNDS. The Agent shall make available to the Funds, upon reasonable notice and at the sole expense of the Funds, during regular business hours the Agent Premises, Agent Facilities and all Records used or made in connection with the performance of its duties for the Funds under this Agreement, the calculation and verification of Fees or Expenses billed to the Funds, or as required by a governmental agency for reasonable inspection by the Funds, any Person retained by the Funds (subject to such Person’s execution of the Agent’s standard confidentiality agreement and excluding any Person that is a competitor of the Agent) or any governmental agency that requires such inspection (including, without limitation, any SEC examiners with respect to the Agent’s anti-money laundering program).

5.3.2.                     RIGHT TO AUDIT AGENT SITES. Subject to compliance with Section 5.3.1, the Funds shall have the right to conduct audits, at their expense, of each of the Agent Sites used to provide Web Services to the Funds and any related Resources used to provide Web Services to the Funds once during each 12 month period, after providing reasonable prior notice to the Agent. Any such audit may include, without limitation, review of configurations, audit trails, and maintenance of systems and software associated with the Agent Sites and related Agent Facilities. All audits shall be coordinated through the Agent’s Internal Audit Office, and the Agent shall be entitled to observe all audit activity. The Funds agree that they will not perform any action during an audit that may interfere with the uptime, stability or smooth and efficient operation of the Agent Facilities. Subject to the foregoing, the Funds may perform any audit activity which is technically possible for a user of the public Internet or any Person conducting audits of the controls and security considerations relating to the Agent Sites and any related Resources. In particular, the Funds and their audit team shall be considered authorized users of the Agent Facility for such purposes and the Agent agrees it shall not make any claim under any computer crime or other applicable statutes for the mere fact of such audit activity in accordance with this Section 5.3.2, provided the Funds otherwise comply with relevant Laws and are responsible for any violations thereof.

5.3.3.                     DEMAND FOR INSPECTION BY THIRD PARTY. In case of any request or demand for the inspection of the stock books of a Fund or any other Records in the possession of the Agent (excluding requests limited to individual shareholders regarding Records pertaining thereto, which requests will be governed by the Operating Procedures), the Agent shall (a) promptly notify the Fund, and (b) adhere to the Fund’s Instructions regarding (i) whether to permit or refuse the inspection and (ii) if the Fund authorizes the inspection, the manners and procedures that will govern the conduct of the inspection. Notwithstanding the immediately preceding sentence, the Agent reserves the right to exhibit the books or Records to any Person in case the Agent is advised in a written opinion from its legal counsel that the Agent may be held responsible for the failure to exhibit the stock books or other books or Records to such Person, provided the Agent delivers on a timely basis to the Funds notice of both any such request and any such opinion of the Agent’s legal counsel, and to provide Records concerning a specific Account, group of related Accounts or Transaction or related Transactions in accordance with the usual practice prior to the execution of this Agreement or the Instructions of the Funds in accordance with Applicable Law.

5.4.                              BACKUPS AND DISASTER RECOVERY.

5.4.1.                     MAINTENANCE OF A BUSINESS CONTINGENCY PLAN. The Agent has maintained since the Effective Date, and shall continue to maintain during the Term and shall perform the Services consistent with, a disaster recovery and business contingency plan to address the continuity of the Agent’s performance of the Services in the event of a contingency that renders any or all of the Agent Facilities unavailable for supporting the Agent’s performance of those Services which are to be operational under such plan (the “Business Contingency Plan”).

5.4.2.                     BACKUPS. As part of the Business Contingency Plan, the Agent shall cause such Records related to the Funds, all Accounts and the performance of the Services as the parties mutually agree upon to be duplicated and stored on electronic medias at a facility that is not physically located in the same Agent Premises at which such Records are ordinarily stored on a regular basis and in a form accessible in the event of such a need. The Agent shall cause the Business Contingency Plan to describe the back-up operations and activities to be performed in reasonable detail. The Agent shall not be entitled to any additional Fees in connection with any back-up or disaster recovery Services except as and to the extent provided in the Schedule of Fees.

5.4.3.                     COMPONENTS OF THE BUSINESS CONTINGENCY PLAN.

(a)                                  The Agent has delivered to the Funds a copy of the executive summary of the current Business Contingency Plan. In the event of an emergency requiring activation of the Business Contingency Plan, Agent will use its commercially reasonable best efforts to fulfill its obligations under this Agreement through such Business Contingency Plan. Pursuant to the Business Contingency Plan, the Agent shall:

(b)                                 Maintain an agreement with a third party disaster recovery provider (the “Disaster Recovery Provider”) or provide a DST-owned second data center whereby, if the former, the Agent shall have access on a “shared use” basis to a “cold site” or, if the latter, to a hot site (the “Recovery Facility”) maintained by the Disaster Recovery Provider or

DST in the event of a disaster rendering the Agent Facilities unavailable. The Business Contingency Plan shall specify the processes pursuant to which the Services specified in the Business Contingency Plan will be transitioned to the Recovery Facility.

(c)                                  DST is currently reviewing options toward a long term solution regarding the continuity of service provided. Until permanent solutions are in place, DST will maintain backup generator functionality for the call center facility location. This approach will allow for a minimal interruption in service in the event that power to the facility fails. DST intends to implement a long term solution to facility continuity in phases by the end of the calendar year 2005.

(d)                                 Establish periodic testing requirements, which shall be provided upon request to the Funds, for testing the efficacy and adequacy of the Recovery Facility, the Crisis Management Center, the related services of the Disaster Recovery Provider in the event of a disaster and of all Records maintained in back-up facilities to assure their continued integrity and quality. On an annual basis, the Agent shall conduct tests pursuant to such testing procedures, and shall invite the Funds at least once per year to participate in such testing activities, in a manner which is consistent with previous testing activities (including, without limitation, the involvement of the Funds). The Agent shall provide to the Funds a written report with regard to the results of each test relating to the systems used to provide Transfer Agent Services to the Funds and, in the event deficiencies or other performance issues are identified in the performance of such tests, such report shall specify the corrective actions to be taken by the Agent with respect thereto. Upon request, the Agent shall certify to the Funds, within a reasonable time after performance of such test, that all such corrective actions have been satisfactorily completed.

(e)                                  Maintain a Crisis Management Center (“Crisis Management Center”) that is not physically located at the Agent Premises used to provide Transfer Agent Services to the Funds, as specified in the Business Contingency Plan, and is equipped to support the performance of those Services specified in the Business Contingency Plan in the event the Agent Facilities are rendered unavailable to support the Agent’s performance under this Agreement. In the event that any or all of the Agent Facilities are so rendered unavailable, the Agent shall use the Crisis Management Center to support its performance of its duties and obligations under this Agreement for those Services specified in the Business Contingency Plan.

(f)                                    The Agent shall update the Business Contingency Plan, and all related Resources and Services, when required by Applicable Law and shall provide updated copies of the executive summary of such Business Contingency Plan promptly to the Funds, explaining the changes. To the extent such changes increase the Agent’s costs of implementation and maintaining the Business Contingency Plan, the Agent shall be entitled to charge the Funds therefor in accordance with Section 10.5 and the Service Specifications.

(g)                                 Nothing in this Agreement is intended to, nor does it, constitute an agreement that the provision of Services will not be degraded in the event of an emergency requiring activation of the Business Contingency Plan, provided that the Agent shall comply with its obligations under this Section 5.4.3, including its obligations to maintain the DST-owned second data center, if any, in such manner that it is ready at all times for the performance of the

Services specified in Section 3.1(a) through (q), to use commercially reasonable best efforts to fulfill its obligations under this Agreement through the Business Contingency Plan and to promptly address, and as soon as is reasonably practicable correct, any material deficiencies in such Business Contingency Plan and its testing and maintenance which may be cited in the future by the federal and state bank and the SEC examiners who periodically examine DST’s operations (the “Government Examiners”) in the report of examination issued by them.

5.5.                              THIRD PARTY CLAIMS. Each party shall promptly notify the other party upon receipt of any claim, notice, demand or other action threatening institution of legal proceedings or a claim for money damages by any Shareholder or other Persons (including governmental authorities) under the 1934 Act or other law relating to the performance of any of the Services for the Funds.

6.                                       STANDARD OF CARE; GENERAL PERFORMANCE STANDARDS. The Agent shall exercise the following standard of care and adhere to the following performance standards with regard to its performance of the Services, in each case as specified below:

6.1.                              STANDARD OF CARE AS TO ALL SERVICES. The Agent shall at all times use reasonable care, due diligence and act in good faith in performing the Transfer Agent Services under this Agreement. The Agent shall provide its Transfer Agent Services as Transfer Agent in accordance with Section 17A of the 1934 Act, and the rules and regulations thereunder. In the absence of bad faith, willful misconduct, knowing violations of Applicable Law pertaining to the manner in which Transfer Agency Services are to be performed by the Agent (excluding any violations arising directly or indirectly out of the actions or omissions to act of third parties unaffiliated with the Agent), reckless disregard of the performance of its duties, or negligence on its part, the Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. For those activities or actions delineated in the Operating Procedures, the Agent shall be presumed to have used reasonable care, due diligence and acted in good faith if it has acted in accordance with the Operating Procedures, or for any deviation therefrom approved by the Funds in advance in writing (email or facsimile permitted). Notwithstanding anything in this Agreement to the contrary, the Agent’s responsibility to perform or provide any Service enumerated in this Agreement does not commence until the Data, Communications, Inbound Communication, Instructions, Orders and Transactions, and any Records attached or contained in any of the foregoing, is received at the Agent Facilities in sufficient condition for use by the Agent.

6.2.                              SECURITY SERVICES. In performing the Services, the Agent shall properly comply at all times with, and perform all of, the Security Procedures.

6.3.                              INSTRUCTIONS. From time to time, at any time during the performance of the Transfer Agent Services, the Agent shall be entitled to request from the Funds Instructions, or with the prior approval of a Fund officer, consult with legal counsel for the Fund, or the Agent’s own legal counsel, both at the expense of the Fund, in order to provide guidance to the Agent in circumstances in which the Agent reasonably believes such Instructions are necessary to assure the proper performance of the Services. Upon the Agent’s request, the Funds shall promptly prepare and transmit such Instructions to the Agent. Subject to Section 6.7, the Agent may rely upon any Instructions received from the Funds and shall perform the Services in accordance with such Instructions and it will not be liable for any action taken or omitted by it in good faith in reliance upon such Instructions or upon the opinion of such counsel or for losses or damages while awaiting response to the Agent’s request for Instructions.

6.4.                              THE AGENT’S AND THE FUNDS’ KNOWLEDGE OF THE INVESTMENT COMPANY INDUSTRY. The Agent and the Funds shall use their reasonable efforts to remain current on the trends, needs and legal and business requirements of the investment company industry relating to shareholder and Transfer Agent services and to advise each other as to material changes in any of the foregoing.

6.5.                              SERVICE LEVEL STANDARDS. “Service Level Standards” means those standards, collectively presented as the “Service Level Standards” within the Service Specifications, setting forth measurable criteria by which the efficiency, reliability, accuracy and security of the Services can be evaluated. In approving the Service Specifications, and any future Modifications, the parties may assure that (a) Service Level Standards, which are mutually agreed upon by the Funds and the Agent with respect to particular Services, are specified and (b) for each such Service Level Standard, appropriate procedures may be described, as mutually agreed to, for measuring and testing, on a periodic basis consistent with, and no less frequently than, the Performance Reports, the performance of the Agent against the Service Level Standards.

6.6.                              GENERAL COVENANTS. The Agent covenants to each of the Funds, with respect to the Services and the Agent Facilities and Resources, that:

(a)                                  The Agent employs sufficient staff and Subcontractors, with appropriate training and experience, to develop and maintain all of the Agent Facilities, and perform the Services, as contemplated by this Agreement;

(b)                                 The Security Procedures are and shall continue at all times to be commercially reasonable for the performance of the Services under this Agreement; and

(c)                                  The Services at all times shall be performed in accordance with Applicable Law, including, without limitation, Section 17A of the 1934 Act and the Rules and Regulations promulgated thereunder.

6.7.                              COMPLIANCE WITH OPERATING PROCEDURES.

6.7.1.                     OBLIGATIONS OF THE AGENT. The Agent shall perform the Services in compliance with the Operating Procedures applicable to such Services. Prior to, or concurrently with the execution of this Agreement, the Agent has delivered to the Funds copies of the current Operating Procedures; each of the Funds hereby acknowledges receipt and approval of such current Operating Procedures.

6.7.2.                     CHANGES TO OPERATING PROCEDURES. The Agent may make Modifications to the Operating Procedures without the further approval of the Funds or legal counsel for the Funds if such proposed Modifications are made in compliance with Section 4.1.

6.7.3.                     ANTI-MONEY LAUNDERING. The Agent acknowledges that some of the Services that Agent performs under this Agreement have the effect of assisting, and are intended to assist, the Funds to fulfill the obligations of the Funds under the USA PATRIOT Act (the “Act”) and the regulations applicable to mutual funds adopted thereunder by the Department of Treasury and/or the Securities Exchange Commission. In connection therewith, the Agent has adopted, and will comply with, the AML Agent policies and procedures (including the Customer Identification Program) attached hereto as Exhibit B. The Agent will also provide the Funds with an annual certification substantially in the form attached hereto as Exhibit C, except as the representations in such certification require qualification as to specific instances. DST will make reasonable efforts to provide notice of any events that require qualification in advance of the issuance of such certification.

6.7.4.                     SEC COMPLIANCE RULE. The Agent acknowledges that the Funds have advised it that the Funds intend to use some of the Services that Agent performs under this Agreement to assist the Funds to fulfill the obligations of the Funds under Rule 38a-1 of the 1940 Act [Note: Agent already covenants that it will act in accordance with Section 6.6(c) of the Agreement and the revised definition of Applicable Law] The Agent agrees to provide reports and information as may be reasonably necessary for the Funds to fulfill their obligations under Rule 38a-1 in connection with the Services Agent performs under this Agreement.

6.8.                              ACTS OR OMISSIONS IN RELIANCE.

6.8.1.                     RELIANCE ON INSTRUCTIONS. The Agent may consider an Instruction received by the Agent to be effective as the Instruction of the Funds, and the Agent may rely on the Instruction, if (a) the Instructions have been transmitted by an individual reasonably believed by the Agent to be authorized by the Funds to submit Instructions and (b) (i) the Agent complies with the Security Procedures for receiving and processing Instructions and (ii) has not detected any error, omission or irregularity with such Instruction which, if detected, would justify non-reliance thereon by the Agent.

6.8.2.                     RELIANCE ON OTHER INBOUND COMMUNICATIONS. In performing the Transfer Agent Services, the Agent may rely upon the authenticity of any Inbound Communication in written, tangible form (including, without limitation, stock certificates which the Agent reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar), provided (a) the Agent reasonably believes the Inbound Communication has been transmitted by an appropriate Authorized Person as to the Funds and (b) the Agent has complied with the Security Procedures with respect to such Inbound Communication, and such compliance has not detected any error, omission or irregularity with such Communication which, if detected, would justify non-reliance thereon by the Agent.

6.9.                              RIGHT TO VERIFY AUTHENTICITY AND AUTHORITY. The Agent reserves the right to refuse to transfer or redeem any Shares until the Agent is satisfied that any required endorsement or signature (whether in tangible or electronic form) on the certificate or any other record is valid and genuine, and for that purpose the Agent may require a guaranty of signature in accordance with the Signature Guaranty Procedures that are part of the Operating Procedures. The Agent shall not be obligated to transfer or redeem any Shares until the Agent is satisfied that the requested transfer or redemption is legally authorized, and the Agent will incur no liability for its refusal in good faith to make transfers or redemptions which, in the Agent’s reasonable judgment, may be improper or unauthorized. The Agent may, in effecting transfers or redemptions, rely upon the Operating Procedures, Simplification Acts, Investment Company Institute (and its insurance company affiliate) pronouncements, Uniform Commercial Code or other statutes which protect it and the Funds in not requiring complete fiduciary documentation, and shall not be liable or responsible for any Losses arising out of or resulting from such reliance. In cases in which the Agent is not directed or otherwise required to maintain the consolidated records or the Shareholder detail with respect to shareholder’s accounts, the Agent will not be liable for any loss which may arise by reason of not having such records or which might have been avoided if such records were available.

7.                                       ASSUMPTION OF TRANSFER AGENT SERVICES BY THE FUNDS OR AGENTS DESIGNATED BY THE FUNDS. The Funds or their designated agents other than the Agent, in the Funds’ sole discretion, may assume responsibility for directly performing certain of the Services including, without limitation, answering and responding to telephone inquiries from Authorized Persons; accepting Orders from Authorized Persons, Intermediaries and Plan Sponsors (either or both oral and written) and transmitting Orders to the Agent based on such instructions; preparing and mailing confirmations; obtaining certified Taxpayer Identification Numbers (“TINs”); classifying the status of Shareholders and Accounts under applicable tax law; establishing Accounts and assigning social codes and TIN codes thereof; and disbursing monies of the Funds.

8.                                       LICENSES; INTELLECTUAL PROPERTY.

8.1.                              CONTENT. During the Term, the Funds grant to the Agent a non-exclusive, non-sublicensable, non-transferable, non-assignable, revocable, royalty-free license to reproduce, display, distribute, perform and publicly and digitally use the Content and the Fund Marks provided by the Funds (the “Fund Content”) exclusively in the operation of any Agent Site. Subject to the license granted in this Section 8.1, the Funds retain all rights, title and interest in the Fund Content and the Fund Marks. Except as expressly set forth in this Section 8.1, the Agent shall obtain the prior written approval of the Funds for any other uses of the Fund Content (or any part thereof) or any Fund Mark, or for any modification of any aspect of the Fund Content or the Fund Marks, including in each case, without limitation, any and all Intellectual Property contained therein.

8.2.                              RIGHTS IN AND USE OF DATA AND RECORDS.

8.2.1.                     RIGHTS. As between the Funds and the Agent, the Funds own all right, title and interest to all Data (not including the format of the Record in which such Data is stored, which format belongs to the Agent), all Personal Information, all Records pertaining to, or containing information about, Shareholders, the Fund Marks and the Funds Content, and the Agent owns all right, title and interest to, or has the right to use, all of the Agent Facilities used to perform the Services, including, without limitation, all Code (including any Code used for Web sites which are utilized in performing the Services other than any Code relating to the Fund Marks or Fund Content), Intellectual Property and Records pertaining to the Agent’s operations and operational results but not containing information about or pertaining to Shareholders. The Funds hereby grant the Agent a limited, non-exclusive, royalty-free, right and license to:

(a)                                  Use the Funds’ Records and Data, but solely on the Agent Facilities, to perform the Services under this Agreement or as required by Applicable Law; and

(b)                                 Use Aggregated Data solely for the purpose of producing reports on the use of the Services (and similar services performed for other full-service Clients of the Agent) and use Usage Data solely for the purpose of producing reports on the use and operation of the Web Services and Agent Sites, for, in each case, disclosure to the Agent, the Funds and other Clients; provided, however, that (i) any such reports are made available to the Funds and other Clients of the Agent on a confidential basis and no further disclosure, publication or distribution of the reports, in whole or in part, shall be permitted, (ii) no such reports shall identify the Funds or any Person, or otherwise contain or disclose any Personal Information, other than reports provided exclusively to the Funds for administrative purposes under this Agreement, and (iii) the Agent shall deliver to the Funds a copy of any such report at no additional cost unless all non-Agent-Affiliated (which shall not include the Janus Capital Group Funds) recipients of such reports are charged therefor. The Agent shall make available promptly to the Funds copies of the Funds’ Records and Data upon the Funds’ request. Without limiting the foregoing, in no event shall the Usage Data be used by the Agent in connection with revenue-based advertising activities that may be associated with any of the Agent Sites unless as part of a program in which the Funds also participate.

8.2.2.                     RESTRICTIONS ON USE OF DATA. Except as provided in this Section 8.2, the Agent shall make no other uses of any of the Data or Records of the Funds without the express prior written consent of the applicable Fund(s).

9.                                       COVENANTS OF THE FUNDS.

9.1.                              REGISTRATION OF FUND SHARES. Each Fund shall take all actions required by law when and as necessary to register the Fund’s Shares for sale and, as between the Agent and the Fund, the Fund will be responsible for the proper registration of all persons selling such Shares in all states in which the Fund’s Shares will be offered for sale that require registration. If at any time a Fund receives notice of any stop order or other proceeding in any such state affecting the registration or the sale of the Fund’s Shares, or of any stop order or other proceeding under the federal or any state securities laws affecting the sale of the Fund’s Shares, the Fund shall promptly notify the Agent of the related stop order or proceeding. Upon receipt of any such notice, the Agent shall comply promptly with the requirements of any such stop order or other proceeding in its performance of the Services.

9.2.                              STOCK CERTIFICATES.

9.2.1.                     FURNISHING OF STOCK CERTIFICATES. Each Fund shall furnish the Agent with a reasonable and sufficient supply of blank stock certificates and from time to time, upon the request of the Agent, renew such supply. The Funds shall cause such certificates to be signed manually or by facsimile signatures of the officers of the Funds authorized by law and by the Bylaws of the Funds to sign stock certificates, and if required, to bear the corporate seal or facsimile thereof. The Funds shall furnish such stock certificates at its own expense.

9.2.2.                     DEATH, RESIGNATION OR REMOVAL OF SIGNING OFFICER. Each Fund shall deliver promptly to the Agent Instructions of any change in the officers authorized to sign stock certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of any Fund who will have signed manually or whose facsimile signature will have been affixed to blank stock certificates dies, resigns, or is removed prior to the issuance of such certificates, the Agent may issue or register such stock certificates as the stock certificates of the Fund, notwithstanding such death, resignation, or removal, until specifically directed to the contrary by Instructions of the Fund. In the absence of such direction, the Funds will file promptly with the Agent any such approval, adoption, or ratification as may be required by law.

9.2.3.                     MAINTENANCE OF RECORDS AND CANCELLED CERTIFICATES. In the event that the Agent delivers to the Funds Records or cancelled stock certificates pursuant to Section 1.7(iv) of the Service Specifications, the Funds shall maintain such Records and stock certificates in accordance with Section 17Ad-7 of the 1934 Act.

10.                                 COMPENSATION AND EXPENSES.

10.1.                        FEES. In consideration for the Agent’s proper performance of the Services, the Funds shall pay to the Agent the fees set forth in the Schedule of Fees included in the Service Specifications (“Fees”). The Schedule of Fees shall specify, among other things, each of the items identified in the Fee Proposal and shall also include functional definitions of the service level incentives associated with selected Service Level Standards the (“Service Level Incentives”), and the methods for calculating the amount(s) to be paid as additional Fees based on such incentives. The Agent shall waive all Fees (but not Expenses) incurred by any new fund or new series of a Fund for a period of six months from such Funds’ or series’ commencement of the sale of Shares.

10.2.                        EXPENSES.

10.2.1.               ALLOCATION OF EXPENSES. Subject to Section 10.2.2, except as expressly agreed in writing among the parties, each party shall bear all of its own costs and expenses arising in connection with the performance of its obligations under this Agreement.

10.2.2.               REIMBURSABLE EXPENSES. The Funds agree to reimburse the Agent for all reasonable out-of-pocket expenses or disbursements incurred by the Agent in connection with the performance of the Services and for the direct expenses set forth in the Service Specifications (“Expenses”) on a monthly basis. The Funds shall only be required to reimburse the Agent under this Section 10.2.2 if proper documentation is provided to the Funds pursuant to Section 10.2.3 below. For purposes of any reimbursement of any Expense pursuant to this Section 10.2.2, the Agent shall not eliminate any discount it received from a third party when it incurred such Expense, except to the extent the Agent, [with the prior consent of the Funds,] (a) incurs expenses or costs to meet or comply with requirements necessary to obtain such discount or (b) adds additional value to the services received from such third party.

10.2.3.               DOCUMENTATION SUPPORTING REIMBURSEMENT OF EXPENSES. The Agent shall cause any invoice for Fees delivered pursuant to Section 10.4 to itemize any Expenses eligible to be reimbursed pursuant to this Section 10.2, in such detail as the Funds may reasonably require and to include such additional documentation supporting such reimbursements as the Funds may reasonably require. The Funds shall have the option of deferring reimbursement of any portion of Expenses for which the Agent fails to provide adequate detail or documentation (without incurring any obligation for overdue payments under Section 10.4) until such detail or documentation is provided. For purposes of this Section and Section 10.4, “adequate detail or documentation” shall mean such detail or documentation that an objective reasonable observer would agree reasonably supports the charges. Such Expenses shall be paid within ten (10) days of receipt of adequate detail or documentation by the Funds (the “Due Date” as to previously disputed Expenses).

10.3.                        TAXES. The Funds shall be responsible for the payment of all taxes, including any sales or use taxes, due and payable in connection with the Agent’s performance under this Agreement, except for any tax based on the Agent’s net income.

10.4.                        PAYMENT TERMS.

10.4.1.               PERFORMANCE REPORTS. The parties acknowledge that substantial portions of the Fees are structured as transaction-based fees or incentive-based fees. Prior to or concurrent with delivering invoices to the Funds for Fees, in addition to the Reports, the Agent shall provide quarterly service level performance reports (“Performance Reports”) that report all performance activity necessary, and in sufficient detail, to verify the amount and appropriateness of the Fees charged by the Agent in its invoices. All Performance Reports are subject to verification through inspection by the Funds pursuant to Section 5.3.1.

10.4.2.               INVOICES. The Agent shall prepare and deliver to the Funds an invoice, no later than the 25th day of each calendar month, for the payment of all Fees, and the reimbursement of all Expenses, properly due and payable for the preceding calendar month. Upon the Funds’ request, the Agent shall meet with the Funds and review any reasonable questions or concerns regarding any invoice. The Funds shall promptly notify the Agent (in no event later than fourteen (14) days after receipt of the invoice) in the event that any amount set forth on any invoice for Fees or Expenses is in dispute. The Funds and the Agent shall cooperate in good faith to investigate any such dispute and endeavor to resolve amicably the circumstances surrounding such dispute, which resolution shall be deemed to occur, in the event the dispute arises due to insufficient detail or documentation, upon the presentation by the Agent of adequate detail or documentation, and establish a suitable amount to be paid; otherwise, if the parties are unable to resolve any such dispute, it shall be subject to the dispute resolution procedures set forth in Section 21.15 of this Agreement.

10.4.3.               TIMELY PAYMENTS. Except to the extent of any disputes pending pursuant to Section 10.4.2, the Funds shall pay to the Agent all Fees, and reimburse all Expenses, properly due and payable within thirty (30) days from the date the Funds receive an invoice from the Agent, properly supported, for such Fees and Expenses (the “Due Date”). Where an invoice contains disputed and undisputed amounts, the Funds shall pay the undisputed amounts by the Due Date. In the event that any undisputed amounts due hereunder are not received by the Agent by the Due Date, the Funds shall pay to the Agent a late charge equal to the lesser of the maximum amount permitted by applicable law or the product one and one-half percent (1.5%) per month times the amount overdue times the number of whole or partial (pro-rated) months from the Due Date up to and including the day on which payment is received by the Agent. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment and is not a penalty. Acceptance of such late charge shall not prevent the Agent from exercising any other rights and remedies available to it arising out of such late payment.

10.4.4.               NO SUSPENSION OF SERVICES. The existence of any overdue payment obligation with respect to Expenses shall not constitute a basis on which the Agent may suspend, alter or otherwise disrupt the Agent’s timely and consistent performance of the Services under this Agreement unless such payment (excluding disputed amounts) are overdue by more than sixty (60) days. No overdue payment obligation shall constitute a basis for the termination, or attempted termination, of this Agreement by the Agent unless such payment obligation remains overdue for thirty (30) days after the Funds have received written notice from the Agent that such payment obligation is overdue; provided, however, that if the Funds are disputing, in good faith, any payment obligation, such overdue payment obligation shall not constitute grounds for suspension of performance or termination of this Agreement but rather shall be subject to the provisions of Section 10.4.2 and the dispute resolution provisions of Section 21.15 of this Agreement. In the event that Expenses not being disputed in good faith remain unpaid in excess of ninety (90) days, the Agent may require the Funds to pay all further Expenses in advance.

10.5.                        CHANGES IN FEES AND EXPENSES. It is the intent of the Agent and the Funds that the Schedule of Fees and Expenses (attached as part of the Services Specifications) remain the same during the Term and not be amended, except by an Amendment or as provided in Sections 3.4 or 4.1(a) or hereinafter in this Section 10.5. Notwithstanding the foregoing, the Agent may increase the fees and charges set forth on the Schedule of Fees and Expenses upon at least ninety (90) days prior written notice, if (a) changes in existing laws, rules or regulations: (i) require substantial system modifications or (ii) materially increase cost of performance hereunder and (b) any such increase is shared equally by at least seventy-five percent (75%) of the Agent’s affected Clients. If the Agent notifies the Funds of an increase in fees or charges pursuant to the immediately preceding sentence, the parties shall confer, diligently and in good faith and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse the Agent for the Funds’ aliquot portion of the cost of developing the new software to comply with regulatory charges and for the increased cost of operation.

10.5.1.               IMPROVED EFFICIENCIES. The Funds and the Agent shall meet periodically to consider whether Modifications paid for by the Funds or other changes in the nature of the delivery of the Services by the Agent has lowered the Agent’s operating costs. Where the parties agree that the foregoing has occurred, they will commence negotiations in good faith to consider the establishment of reductions in the related Fees associated with the Services affected by those Modifications or changes in the delivery of the Services.

10.5.2.               MOST FAVORED CUSTOMER. The Agent and the Funds intend that the Fees payable under this Agreement shall represent the most favorable arrangement provided by the Agent to any Client similarly situated. Accordingly, in the event that (a) the Agent charges any actual Client that is, in the aggregate with respect to mutual funds with an affiliated manager or managers or a client base with respect to mutual fund transfer agents, of similar size, with a similar revenue structure, similar revenue amounts, similar volume and business mix of Transactions and similar distribution channels as that of the Funds, fees for the performance of Transfer Agent services comparable to the Services and (b) the fees offered are, in the aggregate, in amounts less than the Fees payable under this Agreement for the same services, the Agent shall so notify the Funds promptly and immediately prepare and deliver to the Funds a suitable Service Order reflecting any adjustments to the Schedule of Fees required in order for the Funds to receive the same (or lower) fees so offered by the Agent. The foregoing Most Favored Customer treatment shall not apply to Fees which have been agreed upon with a Client as part of a larger transaction in which the Agent is selling to or purchasing assets from the Client or otherwise acquiring from the Client something additional of substantial value.

10.6.                        ORIGINAL ISSUE TAXES AND MAILINGS. The Agent reserves the right, (a) before making any original issue of stock certificates for the Funds, to require the Funds to furnish to the Agent sufficient monies to pay all required taxes on the original issue of stock, if any, and (b) to require the Funds to pay postage in advance of mailings that are addressed to more than twenty percent (20%) of the Funds’ non-matrix level 3 shareholders. Upon such request, the

Funds shall promptly provide such Funds and furnish the Agent with such evidence as may be required by the Agent to show the actual value of the related stock. If no taxes are payable, the Funds shall furnish the Agent with an opinion of outside legal counsel to that effect.

11.                                 REPRESENTATIONS AND WARRANTIES OF THE AGENT. The Agent represents and warrants to each of the Funds that:

(a)                                  It is a corporation duly organized and existing and in good standing under the laws of Delaware;

(b)                                 It is duly qualified to carry on its business in the State of Missouri;

(c)                                  It is empowered under Applicable Laws and the laws of its state of organization, and by its Articles of Incorporation and Bylaws, to enter into this Agreement and perform the Services contemplated in this Agreement;

(d)                                 It is registered as a transfer agent to the extent required under the 1934 Act, such registration has not been revoked, suspended or otherwise the subject of any proceeding before the Securities and Exchange Commission, and the Agent shall continue to maintain such registration as a transfer agent during the Term. The Agent will promptly notify the Funds in writing in the event of any material change in the Agent’s status as a registered transfer agent. Should the Agent fail to be registered with the appropriate federal agency as a transfer agent at any time during the term of this Agreement, the Funds may, on written notice to the Agent, immediately terminate this Agreement;

(e)                                  It has taken all requisite corporate action to authorize the Agent to enter into and perform this Agreement;

(f)                                    The Agent has, and will continue to have and maintain, the necessary Resources to perform its duties and obligations under this Agreement. Such Resources include personnel who have been trained pursuant to Applicable Law and prevailing industry practices in connection with their performance of the Services and, to the extent specified in the Service Specifications, shall have and maintain in good standing during the Term, all required certificates, licenses or registrations related to their responsibilities in performing the Services. Nothing in this Agreement is intended to, nor shall it, require the Agent to register its personnel with any self-regulatory organizations;

(g)                                 The Agent owns or has sufficient and valid license or other legally enforceable rights in all software and other Intellectual Property used by the Agent to provide the Services, and such use does not infringe the U.S. copyrights of any other Person. To the knowledge of the Agent, use by the Agent of such software and Intellectual Property does not infringe or otherwise violate the U.S. patent rights or otherwise violate the Intellectual Property rights of any Person. In the event one or more Services are not useable by the Funds as a result of a breach of the foregoing warranty, then the Agent will use commercially reasonable efforts to: (a) procure for the Funds the right to continue using the Services or infringing portion thereof, (b) modify the Service so that it becomes non-infringing, or (c) replace the Service or infringing part thereof with other systems of similar capability within a reasonable period of time under the circumstances; provided that if the Agent is not able to satisfy the foregoing requirements, then, as their sole remedy for the Agent’s breach of the foregoing warranty, the Funds may terminate this Agreement and obtain a refund of all prepaid usage fees paid during the immediately preceding twelve (12) months for the Service that is not useable. The foregoing warranty and the Agent’s obligations thereunder are contingent upon the Funds’ use of the Agent’s Services and the Agent Facilities in accordance with the provisions of this Agreement and the specific written instructions relating thereto furnished or made available by the Agent to the Funds consistent with the terms of this Agreement, and, to the extent that any of the following cause the foregoing warranty to fail, no such warranty obligation shall apply to any portion of the Services to the extent based upon (i) a modification of the Services or the Agent Facilities at the request of the Funds, (ii) use of the Services or the Agent Facilities by the Funds other than in accordance with this Agreement and the specific written instructions relating thereto furnished or made available by the Agent to the Funds consistent with the terms of this Agreement, or (iii) use of the Services or the Agent Facilities by the Funds in combination with other services, systems, software or hardware not provided or recommended by the Agent if infringement could have been avoided by not using the Services or the Agent Facilities in combination with such other services, systems, software or hardware; and

(h)           The Agent hereby represents and warrants that the Government Examiners, as defined in Section 5.4.3 of this Agreement, have not cited any material deficiencies in the Business Contingency Plan as currently constituted, and DST’s testing and maintenance thereof, and that if, in the future, any report issued by a government agency or entity cites any material deficiencies in such Business Contingency Plan and its testing and maintenance, the Agent shall promptly address, and as soon as is reasonably practicable correct, any such material deficiencies.

THE FOREGOING WARRANTIES IN THIS SECTION, AND, AS TO THE ANCILLARY SERVICES, IN THOSE SECTIONS THAT SPECIFICALLY ADDRESS SUCH ANCILLARY SERVICE, ARE IN LIEU OF, AND THE AGENT HEREBY EXPRESSLY DISCLAIMS, ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COURSE OF DEALING AND COURSE OF PERFORMANCE.

12.           REPRESENTATIONS AND WARRANTIES OF THE FUNDS. Each of the Funds represents and warrants to the Agent that:

(a)           It is a corporation or business trust duly organized and existing and in good standing under the laws of its respective State of organization;

(b)           It is an open-end management investment company registered under the 1940 Act;

(c)           A registration statement under the 1933 Act has been filed and will be effective with respect to all Shares of the Fund being offered for sale;

(d)           All requisite steps have been, and will continue to be, taken to register the Fund’s Shares for sale in all applicable states and such registrations will be effective at all times

Shares are offered for sale in such state and all sales of Shares shall be made in compliance with all applicable federal and state requirements; and

(e)           It is empowered under Applicable Laws and the laws of its state of organization, and by its Articles of Incorporation or Declaration of Trust, as applicable, and Bylaws, to enter into and perform this Agreement.

13.           LIMITATIONS ON LIABILITY.

13.1.        FUNDS AND FUND SERIES AS SEPARATE PARTIES. Each Fund shall be regarded for all purposes under this Agreement as a separate party, independent of each other Fund. If any Fund is comprised of more than one series, each series shall be regarded for all purposes under this Agreement as a separate party, independent of each other Fund and series. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference in this Agreement to the Funds shall be deemed to relate solely to the particular Fund or series to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund or series constitute a right, obligation or remedy applicable to any other Fund or series as the case may be. The use of this single document to memorialize the separate agreement of each Fund and series is understood to be for convenience only and shall not constitute any basis for joining the Funds or series for any reason or establishing any liability of any Fund or series for the obligations of the other Funds or Series.

13.2.        FUNDS AS SEPARATE ENTITIES. Notice is hereby given to the Agent that a copy of each Fund’s Articles of Incorporation or Certificate of Trust, as applicable, is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of the Fund by the undersigned duly authorized representative of the Fund in that Person’s capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of the applicable Fund or series and shall not be binding upon any director, trustee, officer or Shareholder of that Fund or series, or any other Fund or series, individually.

13.3.        LIMITS ON LIABILITY. The cumulative aggregate liability of the Agent to any Fund or Series, or all the Funds and Series in the aggregate, on the one hand, and all the Funds and all the Series to the Agent, on the other hand, with respect to, arising from or arising in connection with this Agreement, the Services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by all the Funds and all the Series to the Agent as Fees, but not including Expenses, during the twelve (12) months immediately preceding the event giving rise to the liability. The preceding limitations do not apply with respect to any liability of the Agent or the Funds with respect to, arising from or arising in connection with the intentional breach by the Agent or the Funds, as the case may be, of the requirements set forth in Section 15 hereof, committed (1) with the actual knowledge that the action or omission at issue is a breach of the Party’s obligations under this Agreement or (2) for the purpose of harming the other party or its customers or shareholders, or any liability of a Fund or Series with respect to (i) the payment of Fees or Expenses, or both, and (ii) the funding or payment of any amounts due in the ordinary course of the business of such Fund or Series, such as, by way of example and not limitation, the provision of sufficient funds to pay all outstanding debts, wire transfers, ACH transactions, drafts, checks or any other obligations of such of such Fund or Series incurred by the Agent on behalf of such Fund or Series in the course of providing Services to such Fund or Series. In addition, the foregoing cap on damage amounts shall not apply to any liability of the Funds to indemnify the Agent as set forth in Section 14.2 for Losses for which the Agent is held liable or for which the Agent must pay to a third party, including but not limited to a shareholder of any Fund.

13.4.        “AS OF” TRANSACTIONS. Without limiting anything else in this Agreement, gains and Losses resulting from Adjustments shall be treated in accordance with, and governed by, the As of Trade Policy of the Funds attached as Addendum 2 hereto (as amended from time to time by mutual agreement of the Agent and the Funds) which is incorporated into this Agreement, and the Agent shall be liable for any such Losses to the extent provided for in the As of Trade Policy.

13.5.        ACTIONS OF UNAFFILIATED THIRD PERSONS. Nothing in this Agreement shall impose any duty upon the Agent in connection with, or make the Agent liable for, the actions or omissions to act on behalf of third Persons unaffiliated with the Agent who provide services to the mutual fund and financial services industry generally, such as, by way of example and not limitation: Federal Express Corporation, the Funds’ distributor, custodian bank and other agents of the Funds, the U.S. mails and telecommunication companies engaged to provide communication circuits in support of the Agent’s performance of the Services, provided the Agent shall have exercised due care in selecting the same.

13.6.        CONSEQUENTIAL DAMAGES. EXCEPT WITH RESPECT TO EITHER PARTY’S INTENTIONAL ACTS OR OMISSIONS IN VIOLATION OF SECTION 15 OF THIS AGREEMENT, COMMITTED (1) WITH THE ACTUAL KNOWLEDGE THAT THE ACTION OR OMISSION AT ISSUE IS A BREACH OF THE PARTY’S OBLIGATIONS UNDER THIS AGREEMENT OR (2) FOR THE PURPOSE OF HARMING THE OTHER PARTY OR ITS CUSTOMERS OR SHAREHOLDERS, IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON FOR ANY LOSSES RELATING TO LOSS OF PROFITS OR INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.           INDEMNIFICATION AND INSURANCE COVERAGE.

14.1.        INDEMNITY OBLIGATIONS OF THE AGENT. Subject to the limitations set forth in Section 13.3 and except where the Agent is entitled to indemnification under Section 14.2 hereof and with respect to “as of” transactions as set forth in Section 13.4, the Agent shall indemnify and hold the Funds, together with their respective directors, officers, employees, representatives, partners and agents, harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, without limitation including costs and counsel fees incurred in enforcing this indemnification (each, a “Loss” and collectively “Losses”) arising out of or attributable to (a) the Agent’s refusal or failure to comply with the terms of this Agreement, (b) the Agent’s negligence, recklessness or willful misconduct, (c) the breach of any representation or warranty of the Agent hereunder or (d) subject to the provisions of Section 11(g) of this Agreement, any third party claim brought against the Funds that any of the Services or any software or other Intellectual Property used by the Agent at its facilities to provide the Services, the Agent Facilities or the Agent’s or Funds’ use thereof, infringes or otherwise violates the Intellectual Property rights of any other Person. In the event of any conflict between the terms of this Section 14.1 and those of Sections 18 and 19 of this Agreement, those of Sections 18 and 19, as they concern the FAN Web Services and the FAN Mail Services, shall control.

Notwithstanding anything in the foregoing to the contrary, the Agent shall have no liability or obligation to indemnify under Section 14.1(d) for any claim which is based on (i) a modification of the Services or the Agent Facilities at the request of the Funds, (ii) use of the Services or the Agent Facilities by the Funds other than in accordance with this Agreement and the specific written instructions relating thereto furnished or made available by the Agent to the Funds consistent with the terms of this Agreement, or (iii) use of the Services or the Agent Facilities by the Funds in combination with other services, systems, software or hardware not provided or recommended by the Agent if infringement could have been avoided by not using the Services or the Agent Facilities in combination with such other services, systems, software or hardware. In the event any Service (or one or more functions thereof) is not useable by the Funds as a result of an infringement claim, then the Agent shall be entitled to discharge its indemnification obligations by application of the remedies set forth in Section 11(g).

14.2.        INDEMNITY OBLIGATIONS OF THE FUNDS. The Funds shall indemnify and hold the Agent, together with its directors, officers, employees, representatives, partners and agents, harmless from and against, any and all Losses which may be asserted against the Agent or for which the Agent may be held to be liable, arising out of or attributable to:

(a)           All actions of the Agent required to be taken by the Agent pursuant to this Agreement, provided that the Agent has acted in good faith and with due diligence and reasonable care;

(b)           The Funds’ refusal or failure to comply with the terms of this Agreement, the Funds’ negligence or willful misconduct, or the breach of any representation or warranty of the Funds hereunder, or any time lapse between the issuance of notification of any stop order to the Funds and the Funds’ notification thereof to the Agent as set forth in Section 9.1;

(c)           Actions, or omissions to act, by a Fund or agents designated by the Fund with respect to duties assumed by the Fund pursuant to Section 7;

(d)           The good faith reliance by the Agent on, or the carrying out of (i) Instructions, or (ii) any Data or Records included in Communications (including without limitation Inbound Communications) received from, or which have been prepared and/or maintained by an Authorized Person of the Fund; provided, in any such event, the Agent has complied with the related Security Procedures in all respects with regard to such Instructions, Orders, Data, Records or Communications;

(e)           Defaults by Intermediaries or Shareholders with respect to payments for Orders previously entered in the Agent’s Facilities;

(f)            The Agent’s performance of Exception Services except where the Agent acted or omitted to act in bad faith, with reckless disregard of its obligations or with gross negligence;

(g)           The Funds’ errors and mistakes in the use of the Agent Facilities and related equipment used to access the Agent Facilities, and control procedures relating thereto in the verification of output and in the remote input of Data; and

(h)           Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of the Agent arising out of or resulting from such errors, inaccuracies and omissions in, the Funds’ records, shareholder and other records, delivered to DST hereunder by the Funds or its prior agent(s).

14.3.        INDEMNIFICATION PROCEDURE. In any case where a party entitled to indemnification hereunder (an “Indemnified Party”) shall seek indemnification under this Agreement for a third party claim, suit or proceeding (“Third Party Claim”), such indemnification shall be conditioned on such Indemnified Party’s compliance with the following procedures:

14.3.1.     Promptly after receipt by an Indemnified Party of notice of the commencement of a Third Party Claim for which the Indemnified Party may seek indemnification under this Agreement, the Indemnified Party shall notify the party obligated hereunder to provide indemnification (the “Indemnifying Party”) in writing of the commencement of the action specifying the amount and nature of the Third Party Claim (“Claim Notice”). Provided that such Claim Notice is given (unless the failure to provide such Claim Notice does not prejudice the interests of the Indemnifying Party), and the Indemnifying Party has not contested in writing the Indemnified Party’s right to indemnification as set forth below, the Indemnifying Party, at its own expense and using counsel of its own choosing, shall promptly defend, contest and otherwise protect against the Third Party Claim. If within a reasonable time period following the receipt of a Claim Notice, the Indemnifying Party contests in writing the Indemnified Party’s right to indemnification with respect to the Third Party Claim described in the Claim Notice, the Indemnified Party shall defend against and contest such Third Party Claim.

14.3.2.     If the Indemnifying Party is defending against the Third Party Claim, the Indemnified Party may, but will not be obligated to, participate in the defense of any such Third Party Claim, at its own expense and using counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense thereof unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter. The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party reasonably may request in connection with the Indemnifying Party’s defense and shall be entitled to recover from the Indemnifying Party the reasonable costs of providing such assistance. The Indemnifying Party shall inform the Indemnified Party on a regular basis of the status of such claim, suit or proceeding and the Indemnifying Party’s defense thereof.

14.3.3.     In any Third Party Claim the defense of which is controlled by the Indemnifying Party, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, compromise or settle such claim, suit or proceeding if:

(a)           such compromise or settlement would impose an injunction or other equitable relief upon the Indemnified Party; or

(b)           such compromise or settlement does not include the third party’s release of the Indemnified Party from all liability relating to such claim, suit or proceeding for which the Indemnified Party is entitled to be indemnified.

14.3.4.     If the Indemnifying Party fails to timely defend, contest or otherwise protect against any such claim, suit or proceeding, and fails to contest in writing the Indemnified Party’s right to indemnification, the Indemnified Party may, but will not be obligated to, defend, contest or otherwise protect against the same, and make, with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, any compromise or settlement thereof and recover the entire costs thereof from the Indemnifying Party, including reasonable fees and disbursements of counsel and all amounts paid as a result of such claim, suit or proceeding and the compromise or settlement thereof.

14.3.5.     Except as set forth in Section 14.3.4 above, the Indemnified Party will not, without the prior written consent of the Indemnifying Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Third Party Claim in respect of which indemnification or contribution may be sought under this Agreement. In such case, failure of an Indemnified Party to adhere to this Section 14.3.5 shall constitute a waiver by that Indemnified Party of its rights to indemnification with respect to the Third Party Claim.

14.3.6.     The obligation to indemnify a party’s directors, officers, employees, representatives, partners and agents in accordance with Section 14.1 and 14.2, as applicable, may be enforced exclusively by that party, and nothing herein shall be construed to grant such officers, directors, employees, representatives, partners and agents any individual rights, remedies, obligations or liabilities with respect to the parties to this Agreement. The parties to this Agreement may amend or modify this Agreement in any respect without the consent of such officers, directors, employees, representatives, partners and agents.

14.4.        INSURANCE COVERAGE.

14.4.1.     MAINTENANCE OF INSURANCE. During the Term and for a period of three (3) years immediately following thereafter, each of the parties shall maintain in full force and effect the insurance coverage set forth in the Service Specifications (the “Insurance Policies”). The party obtaining such insurance coverage shall pay all premiums that become due and payable under the Insurance Policies in a timely manner and shall notify the other party in the event such party receives any notice or other communication from the issuer of any of the Insurance Policies that the coverage provided thereby may be subject to termination, suspension or expiration. Each party shall be entitled to substitute different carriers for the Insurance Policies at its convenience, provided such substitution is reviewed with the other party in advance and the proposed substitution shall not cause any reduction, alteration or other change in the scope or amount of coverage provided.

15.           CONFIDENTIALITY.

15.1.        CONFIDENTIAL INFORMATION. For the purposes of this Agreement, “Confidential Information” shall mean and include any and all proprietary and confidential information obtained, provided, produced or disclosed by or on behalf of the one party (the “Disclosing

Party”) to the other party (the “Receiving Party”) in written, electronic, oral or other form, whether tangible or intangible including, without limitation, the terms of this Agreement.

15.1.1.     ADDITIONAL PROVISIONS RELATING TO THE FUNDS. In the case of the Funds as the Disclosing Party, “Confidential Information” includes, without limitation, all Data (including, without limitation, Personal Information), and Records, and any and all information related to the operations, activities, Resources or trade secrets of any Person within the Fund Group or their business affairs provided by the Funds to the Agent, but not including the format in which any Record is maintained on any Agent System.

15.1.2.     ADDITIONAL PROVISIONS RELATING TO THE AGENT. In the case of the Agent as the Disclosing Party, “Confidential Information” includes, without limitation, all of the Agent’s financial statements and other financial records provided to the Funds by the Agent, all accountant’s reports relating to the Agent, and all manuals, systems and other technical information and data (other than Data, Records or Confidential Information of the Funds) relating to the Agent’s operations, the Agent Facilities and the Resources of the Agent and other programs provided by the Agent to the Funds (including, without limitation, all Code, the Agent’s Intellectual Property, the Operating Procedures and all Documentation).

15.2.        EXCEPTIONS TO CONFIDENTIAL INFORMATION. “Confidential Information” shall not include any information that the Receiving Party is able to demonstrate is: (a) publicly available or later becomes publicly available other than through a breach of this Agreement; (b) known to the Receiving Party or its employees, agents or representatives prior to disclosure by the other party; (c) subsequently lawfully obtained by the Receiving Party or its employees, agents or representatives from a third party that is not under any obligations of confidentiality; (d) independently developed by the Receiving Party or its employees, agents or representatives, without use of the Confidential Information of the Disclosing Party as evidenced by contemporaneous documentation in the Receiving Party’s possession; or (e) legally required to be disclosed by the Receiving Party. As to any disclosures which are legally required, the Receiving Party shall provide the Disclosing Party, its third party contractors and any other affected parties with reasonable notice prior to such disclosure, to the extent permissible under the order requiring disclosure, and cooperate with the Receiving Party to establish suitable arrangements to minimize the extent and scope of any required disclosure. In the event a party seeks to assert one or more of the foregoing exceptions (a)-(e), such party shall bear the burden of proof of the applicability thereof.

15.3.        OBLIGATION OF CONFIDENTIALITY. During the Term and indefinitely thereafter, the Receiving Party shall undertake all necessary and appropriate steps to ensure that the confidentiality of the Disclosing Party’s Confidential Information is maintained and that such Confidential Information is protected from unauthorized disclosure, including the continued use of appropriate Security Procedures otherwise required by this Agreement. The Receiving Party shall not disclose any Confidential Information of the Disclosing Party, and the Receiving Party shall exercise at least the same degree of care, but no less than a reasonable degree of care, with respect to maintaining the confidentiality of the Disclosing Party’s Confidential Information that it exercises to maintain the confidentiality of its own confidential and proprietary information of like importance. The Receiving Party shall use the Disclosing Party’s Confidential Information only and exclusively in connection with its performance under this Agreement and shall not otherwise use any such Confidential Information.

15.4.        EQUITABLE RELIEF. The parties acknowledge that any unauthorized use or disclosure of Confidential Information by the Receiving Party may cause the Disclosing Party irreparable damage that cannot be remedied in monetary damages in an action at law. Notwithstanding Section 21.15 (Dispute Resolution), in the event of any such unauthorized use or disclosure, the Disclosing Party shall be entitled, without the requirement to post bond, to an immediate injunction, in addition to any other legal or equitable remedies.

15.5.        PRIVACY CONSIDERATIONS.

15.5.1.     (a)           In the course of performing Web Services at the Agent Sites, the Agent shall use all Data, including Personal Information, only in accordance with Section 8 (Rights in and Use of Data and Records) and Section 15 (Confidentiality), and shall not use or disclose any Data or Personal Information except to perform the Web Services or as otherwise permitted by this Agreement or required by Applicable Law. In the event the Agent receives any complaint, claim or notice of any investigation relating to the manner in which Personal Information has been collected, stored or processed by the Agent in performing the Services, the Agent shall promptly so notify the Funds and shall cooperate with the Funds in responding to and resolving such claims or proceedings. (b)    The Funds and the Agent are mutually committed to developing, operating and performing the Services in compliance with, and the Agent shall develop, operate and perform the Services in compliance with, any Applicable Law relating to protecting the privacy of Personal Information that may be included in any Data or Records including, without limitation, Regulation S-P promulgated by the Securities and Exchange Commission, as such law applies to the Agent’s performance of the Services.

15.5.2.     The parties agree to discuss the implementation of Modifications necessary to adapt the Services and the Agent Facilities to comply with any future Applicable Law relating to protecting the privacy of Personal Information that is collected or processed by them.

15.5.3.     In furtherance of the commitments set forth in Section 15.5.1, the Agent shall maintain Security Procedures for access to the Resources as specified in the Service Specifications.

15.5.4.     The obligations of the parties under Section 15.5 shall survive any expiration or termination of this Agreement and shall continue for the period of time required by Applicable Law (but in no event less than ten (10) years.

15.5.5.     The Agent may impose additional Fees or charges with respect to any additional obligations required of Agent under this Section 15 to the extent permitted under Section 10.5.

16.           TERM AND TERMINATION.

16.1.        TERM. This Agreement shall be in effect for an initial period (the “Term”) commencing on the Effective Date and ending on December 31, 2004, and thereafter, except as the parties may otherwise agree in writing in any new fee agreement, may be terminated by either party as of March 30th of any subsequent year upon receipt of one (1) year’s written notice from the other party.

16.2.        TERMINATION FOR CAUSE. The Funds and the Agent, in addition to any other rights and remedies, shall have the right to terminate this Agreement upon any material failure by the other party to perform its covenants, obligations or duties in accordance with this Agreement, including the failure of the warranties of any party to remain true and correct in all material respects, and which failure continues for ninety (90) days after receipt of written notice from the party not in breach, which notice shall specify in reasonable detail the existence of such material breach. For any event under this Section 16.2 for which the Funds may terminate this Agreement, the termination shall be effective thirty (30) days after the expiration of the 90-day period, upon notice by the Funds, provided, however, that the effective date of any termination under this Section 16.1 shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end.

16.3.        ADDITIONAL TERMINATION RIGHTS. In addition to any right to terminate this Agreement under the provisions of this Section 16, either party shall have the further right to terminate this Agreement, upon delivery of written notice to the Agent, upon the occurrence of any of the following:

(a)           the other party (including, with respect to the Funds, Lord, Abbett & Co. LLC) ceases to do business in the ordinary course, becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it (whether voluntary or involuntary), makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations;

(b)           the other party (including, with respect to the Funds, Lord, Abbett & Co., LLC, not including, in the case of Lord, Abbett & Co. LLC any reconstitution of the company as a result of the addition or departure of one or more of the members or change in the ownership portions of given members where, in each case, the identity of a substantial majority of the members remains the same) experiences any transfer of ownership of a controlling interest in such party by or to any Person, other than a Person who was an Affiliate of that party immediately before any such transfer. For purposes of this Section 16.3(b), a controlling interest shall be deemed to be more than fifty percent of the equity interest in a Person; or

(c)           the other party (including, with respect to the Funds, Lord, Abbett & Co. LLC) is the subject of any administrative or court order issued with regard to the material violation, or alleged material violation of, the 1933 Act, the 1934 Act, the 1940 Act or other Applicable Law relating to its business.

16.4.        ADDITIONAL TERMINATION EVENT. In addition to the remaining provisions of this Section 16, upon any liquidation or other dissolution of any Fund, series of a Fund or Lord, Abbett & Co. LLC (not including, in the case of Lord, Abbett & Co. LLC any reconstitution of the company as a result of the addition or departure of one or more of the members or change in the ownership portions of given members where, in each case, the identity and aggregate ownership interests of a substantial majority of the members remains the same) or upon any Fund ceasing to be a registered investment company under the 1940 Act or Lord, Abbett & Co. LLC ceasing to be a registered investment adviser under the 1940 Act, this Agreement shall in the sole discretion of DST immediately expire with respect to such Fund or series of a Fund, or all Funds and series if Lord, Abbett & Co. LLC is involved, upon delivery of written notice to the Fund or Funds.

16.5.        OBLIGATIONS OF THE AGENT UPON TERMINATION.

16.5.1.     In the event of the expiration, or any termination of this Agreement as to any or all Funds:

(a)           Subject to Section 16.5.1(c), the Agent shall reasonably promptly following the Agent’s receipt of Instructions and receipt of payment of all outstanding amounts not being disputed in good faith by the Funds due to the Agent from the Funds under this Agreement, transfer all Data and Records to the successor transfer agent(s) designated by the Funds or otherwise as directed by the Funds and, if the Funds so elect, the Agent shall not retain a copy of any Data and Records in its possession (except as required by Applicable Law); and

(b)           The Agent shall provide (subject to the recompense of the Agent for such assistance at the Agent’s standard rates and fees then in effect) all reasonably necessary and prudent assistance to the Funds and the successor transfer agent(s) designated by the Funds to ensure an orderly deconversion and transition of Services from the Agent to the successor transfer agent(s).

(c)           In the event that, prior to any such termination or expiration and the transfer of the Funds’ Data and Records from TA2000, there are any disputed outstanding amounts due to the Agent from the Funds under this Agreement, the Funds shall promptly deposit an amount equal to two (2) months average Fees under this Agreement into an escrow account with an escrow agent pursuant to the terms and conditions of the escrow agreement attached hereto as Exhibit D, pending resolution of such disputed amounts pursuant to binding arbitration as set forth in Section 20.15 of this Agreement.

For purposes of this Section 16.5, the term “assistance” shall not include (i) assisting the successor transfer agent to modify, alter, enhance, or improve the system of the successor transfer agent, (ii) making modifications or changes to the Agent’s then current system or (iii) requiring the Agent to disclose any Confidential Information of the Agent (other than with respect to the format in which any Record is maintained on any Agent System solely to the extent necessary to effect the deconversion and transition of Services from the Agent to the successor transfer agent as provided for under this Section 16.5 and subject to such successor executing a confidentiality and non-disclosure agreement substantially in the form of Exhibit E).

16.5.2.     Notwithstanding the foregoing, in the event the Funds terminate this Agreement due to the breach of the Agent as provided in Section 16.2, the Agent hereby waives, and the Funds shall not be liable for, any Expenses or other amounts which the Agent may otherwise charge or assess in connection with the deconversion and transfer of the operations of the Funds to any successor transfer agent(s).

16.6.        SURVIVAL. The following provisions of this Agreement shall survive any termination or expiration of this Agreement: Sections 15.5, 10.4.3, 11, 12, 13, 14, 15, 16.5 and 17, inclusive.

17.           NON-SOLICITATION. Unless otherwise agreed to by the parties, during the performance of the Services and for a period of one (1) year after the expiration or termination of this Agreement, neither the Agent nor the Funds shall hire or attempt to hire any individual Person who (a) has been directly involved in the development or performance of the Services, and (b) is then, or who had been at any time during the year prior to the hiring or attempted hiring, an employee of the other party; provided, however, that the preceding restrictions shall not be binding with respect to (y) any such Person who initiates discussions regarding their employment or (z) any general public advertising conducted by either party regarding employment opportunities other than an advertisement in the local media in the area in which the principal office of the other party is located.

18.           FAN WEB SERVICES.

18.1.        DEFINITIONS. The following definitions shall apply to this Section 18. Additional terms may be defined in this Agreement, the Addendum, and the Service Specifications which describe the Financial Access Network(TM) Services to be provided by the Agent for the Funds.

(a)           “DST FAN Web Site” shall mean the collection of electronic documents or pages residing on Agent’s computer system, linked to the Internet and accessible by hypertext link through the World Wide Web, where the Transaction data fields and related screens provided by the Agent may be viewed by Users who access such site.

(b)           “FAN(R)” shall mean the DST Financial Access Network, an Agent computer and software system which provides an interface between the Internet and public data network service providers and the transfer agency systems of Funds for the purposes of communicating Fund data and information and Transaction requests.

(c)           “FAN Options” shall mean the series of edits and instructions provided by the Funds to the Agent in writing and which reside on an Agent computer, through which the Funds specifies instructions for Transactions which may be requested through the use of various FAN Services, e.g., minimum and maximum purchase, redemption and exchange amounts.

(d)           “FAN Security Procedures” shall mean the procedures, including the use of encryption technology, implemented for purposes of protecting the integrity, confidentiality or secrecy of, and the unauthorized interception, corruption, use of, or access to, any data or information transmitted via FAN Services.

(e)           “FAN Services” shall mean the services provided by the Agent utilizing FAN(R), the DST FAN Web Site, the Internet, and other systems provided by the Agent and telecommunications carriers, whereby Transactions may be requested in each Fund by Users accessing the Agent FAN Web Site via the Internet.

(f)            “Transactions” shall mean account inquiries, purchases, redemptions, exchanges and other transactions offered through FAN Services.

(g)           “User(s)” shall mean record owners or authorized agents of record owners of shares of a Fund, including brokers, investment advisors and other financial intermediaries, who use the FAN Services.

18.2.        USE OF FAN SERVICES BY THE FUNDS.

(a)           SELECTION OF FAN SERVICES. The Agent will perform, and the Funds have selected, the FAN Services described in the Service Specifications on the Schedules thereon whose numbers begin with the number “**18” and which are attached to this Agreement. New Services Schedules describing additional FAN Services may be added to this Agreement from time to time by mutual written agreement of the Agent and the Funds, and such additional FAN Services shall be subject to the terms of this Agreement.

(b)           AGENT RESPONSIBILITIES. During the Term and subject to the provisions of this Agreement, the Agent shall, at its expense (unless otherwise provided for herein) perform the FAN Services as described in each FAN Service Schedule to the Service Specifications, including provision of all computers, telecommunications connectivity and equipment reasonably necessary at its facilities to operate FAN and the DST FAN Web Site.

(c)           FUNDS RESPONSIBILITIES. During the Term and subject to the provisions of this Agreement, each Fund shall at its expense (unless otherwise provided for herein) fulfill its obligations, if any, set forth in each FAN Service Schedule to the Service Specifications.

(d)           CHANGE IN DESIGNATED FUNDS. Upon thirty (30) days prior notice to the Agent, the Funds may change the Funds designated to participate in FAN Services by delivering to the Agent, in writing, a revised list of participating Funds.

(e)           SCOPE OF THE AGENT OBLIGATIONS UNDER THIS SECTION 18 WITH RESPECT TO THE PERFORMANCE OF FAN SERVICES. Notwithstanding anything in this Agreement to the contrary, except as otherwise provided in this Section 18, in the event of conflict or inconsistency between any terms and conditions set forth in this Agreement exclusive of this Section 18 and those in this Section 18, those in this Section 18 shall control and apply. The Agent shall at all times use reasonable commercial efforts in performing FAN Services under this Agreement. In the absence of breach of its duties under this Agreement, the Agent shall not be liable for any loss or damage suffered in connection with the use of FAN Services. With respect to those actions or services delineated in FAN Options and all other instructions given to the Agent by the Funds, the Agent shall be presumed to have fulfilled its obligations if it has acted in accordance with the FAN Options and other instructions provided by the Funds. With respect to any claims for losses, damages, costs or expenses which may arise directly or indirectly from FAN Security

Procedures which the Agent has implemented or omitted, the Agent shall be presumed to have fulfilled its obligations if it has followed, in all material respects, at least those FAN Security Procedures described in the FAN Security Procedures attachment to each Service Schedule in the Service Specifications describing the applicable FAN Service. The Agent may, upon reasonable prior written notice to the Funds, modify such FAN Security Procedures from time to time to the extent the Agent believes, in good faith, that such modifications will not diminish the security of FAN.

(f)            FURTHER LIMITATIONS. All data and information transmissions via FAN Services are for informational purposes only, and are not intended to satisfy regulatory requirements or comply with any laws, rules, requirements or standards of any federal, state or local governmental authority, agency or industry regulatory body, including the securities industry. The Funds acknowledge and agree that their Users are responsible for verifying the accuracy and receipt of all data or information transmitted via FAN Services. Each Fund is responsible for advising its Users of their responsibility for promptly notifying the Transfer Agent of any errors or inaccuracies relating to shareholder data or information transmitted via FAN Services. The Agent agrees to disclose, upon the Funds’ request, the language contained in this subsection (f) on the DST FAN Web Site so that any User that accesses the DST FAN Web Site will be adequately apprised of the terms of this subsection (f) as it affects such User’s use of FAN Services.

18.3.        ADDITIONAL PROVISIONS CONCERNING PROPRIETARY RIGHTS OF THE AGENT WITH RESPECT TO FAN SERVICES. The Funds acknowledge and agree that they obtain no rights in or to any of the software, hardware, processes, interface formats or protocols, trade secrets, proprietary information or distribution and communication networks used by the Agent to provide FAN Services, other than the right to use the FAN Services as provided for in this Agreement, including the Service Specifications. If the Agent provides software to the Funds pursuant to this Section for the provision of FAN Services, it shall be used by the Funds only during the Term of this Agreement and only in accordance with the provisions of this Agreement to provide connectivity to and through the Agent, and shall not be used by the Funds to provide connectivity to or through any other system or Person. Any software, interfaces and interface formats and protocols developed by the Agent shall not be used by the Funds for any purposes other than utilizing FAN Services or to connect the Funds to any other transfer agency system or any other Person without the Agent’s prior written approval. The Funds shall not copy, decompile or reverse engineer any software provided to the Funds by the Agent. The Funds also agree not to take any action which would mask, delete or otherwise alter any of Agent’s on-screen disclaimers and copyright, trademark and service mark notifications provided by the Agent from time to time, or any “point and click” features relating to User acknowledgment and acceptance of such disclaimers and notifications.

18.4.        NO OTHER WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS SECTION 18, THE FAN SERVICES AND ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS SECTION AND THE SERVICE SPECIFICATIONS RELATING TO THIS SECTION ARE PROVIDED “AS-IS,” ON AN “AS AVAILABLE” BASIS, AND THE AGENT HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING FAN SERVICES PROVIDED BY THE AGENT UNDER THIS SECTION 18, INCLUDING ANY IMPLIED WARRANTY OF

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

18.5.        LIMITATION OF LIABILITY. WITHOUT LIMITING ANY OF THE FOREGOING TERMS OF THIS SECTION 18, IN NO EVENT SHALL THE AGENT BE LIABLE UNDER THIS AGREEMENT IN CONNECTION WITH THE AGENT’S PROVISION OF FAN SERVICES IN TORT OR OTHERWISE FOR AN AMOUNT EXCEEDING THE AGGREGATE FEES, NOT INCLUDING REIMBURSEMENT OF EXPENSES, ACTUALLY RECEIVED BY THE AGENT IN CONNECTION WITH THE AGENT’S PROVISION OF FAN SERVICES (FEES PAID UNDER THOSE PORTIONS OF THE SCHEDULE OF FEES REGARDING FEES FOR THE FINANCIAL ACCESS NETWORK, INCLUDING WEB SERVICES, VISION MUTUAL FUND GATEWAY, TRAC-2000 INTERNET SERVICES, AND TRAC-2000 BROKER/DEALER & PLAN SPONSOR INTERNET ACCESS SERVICES DURING THE TWELVE (12) CALENDAR MONTHS IMMEDIATELY PRECEDING THE EVENT, ACTION OR OMISSION GIVING RISE TO THE LOSS, INJURY OR DAMAGES COMPLAINED OF.

19.           FAN MAIL SERVICES.

19.1.        DEFINITIONS. The following definitions shall apply to this Section 19. Additional terms may be defined in this Agreement, the Addendum, and the Service Specifications which describe the FAN Mail Services to be provided by the Agent for the Funds.

(a)           “FAN Mail(R)” shall mean the Agent-designed, developed and instituted system known as “Financial Adviser Network Mail(TM)” or “FAN Mail,” which enables the Agent to make data from the Agent’s Transfer Agent Facilities available through the Internet to authorized financial intermediaries.

(b)           “FAN Mail Security Procedures” shall mean the procedures, which may include the use of encryption technology, implemented for purposes of protecting the integrity, confidentiality or secrecy of, and the unauthorized interception, corruption, use of, or access to, any data or information transmitted via FAN Mail Services.

(c)           “FAN Mail Services” shall mean the services provided by the Agent utilizing FAN Mail, the Internet, and other software, equipment and systems provided by the Agent, telecommunications carriers, firewall providers and other third parties, as described in the Service Schedules which are attached to this Agreement from time to time.

(d)           “Recipient(s)” shall mean the Persons described herein to whom data is made available utilizing FAN Mail Services, including specified authorized agents of record owners of shares of a mutual fund or of annuity or variable annuity contracts, including registered financial advisers, financial planners and other financial intermediaries.

19.2.        USE OF FAN MAIL SERVICES BY THE FUNDS.

(a)           Notwithstanding anything in the other portions of this Agreement to the contrary, except as otherwise provided in this Section 19, in the event of conflict or inconsistency between any terms and conditions set forth in the Agreement exclusive of this Section 19 and those in this Section 19, those in this Section 19 shall control and apply.

(b)           SELECTION OF FAN MAIL SERVICES. The Agent will perform, and the Funds have selected, the FAN Mail Services described in the Service Specifications on the Schedules thereon whose numbers begin with “*19” and which are attached to this Agreement. New Schedules describing additional FAN Mail Services may be added to this Agreement from time to time by mutual written agreement of the Agent and the Funds, and such additional FAN Mail Services shall be subject to the terms of this Agreement.

(c)           AGENT RESPONSIBILITIES. During the Term and subject to the provisions of this Agreement, the Agent shall, at its expense (unless otherwise provided for herein or in a Service Schedule) provide all computers, telecommunications equipment and other equipment and software necessary to provide the FAN Mail Services.

(d)           DELIVERY METHODS. The delivery method for FAN Mail Services shall be specified in the Service Specifications. The Agent may at any time change the method of delivery or develop an internal delivery system, upon reasonable prior written notice to the Funds.

(e)           FUNDS’ RESPONSIBILITIES. The Funds shall at their expense (unless otherwise provided for herein) fulfill the Funds’ obligations, if any, set forth in the Service Specifications with respect to the FAN Mail Services.

(f)            SCOPE OF THE AGENT OBLIGATIONS. The Agent shall at all times use reasonable care in performing FAN Mail Services under this Agreement. In the absence of willful misconduct, knowing violations of Applicable Law, reckless disregard of its duties under this Agreement, or negligence on its part in the performance of FAN Mail Services, the Agent shall not be liable for any action taken, suffered, or omitted by it or for any error made by it in the performance of the FAN Mail Services under this Agreement. With respect to all instructions given to the Agent by the Funds, the Agent shall be presumed to have exercised reasonable care if it has acted in accordance with the instructions provided by the Funds. With respect to any claims for Losses which may arise directly or indirectly from FAN Mail Security Procedures which the Agent has implemented or omitted, the Agent shall be presumed to have used reasonable care if it has followed, in all material respects, at least those FAN Mail Security Procedures described in the FAN Mail Security Procedures attachment to each Service Schedule to this Agreement. The Agent may, with the reasonable prior written notice to the Funds, modify such FAN Mail Security Procedures from time to time to the extent the Agent believes, in good faith, that such modifications will enhance the security of FAN Mail Services.

(g)           FURTHER LIMITATIONS. All data and information transmissions via FAN Mail Services are for informational purposes only, and are not intended to satisfy regulatory requirements or comply with any laws, rules, requirements or standards of any federal, state or local governmental authority, agency or industry regulatory body, including the securities industry. The Funds acknowledge and agree that the Recipients are responsible for verifying the accuracy and receipt of all data or information transmitted via FAN Mail Services. The Funds are responsible for advising the Recipients of their responsibility for promptly notifying the

Agent or other appropriate transfer agent of any errors or inaccuracies relating to shareholder or contractholder data or other information transmitted via FAN Mail Services. The Agent agrees to disclose, upon the Funds’ requests, the language contained in this subsection (g) on the DST FAN Mail Site so that any User that accesses the DST FAN Web Site will be adequately apprised of the terms of this subsection (g) as it affects such User’s use of FAN Mail Services.

19.3.        ADDITIONAL PROVISIONS REGARDING AGENT’S PROPRIETARY RIGHTS. The Funds acknowledge and agree that they obtain no rights in or to any of the software, screen and file formats, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the Agent, other than the right to use the FAN Mail Services as provided for in this Agreement, including the Service Specifications. Any software provided to the Funds pursuant to this Agreement for use in connection with the provision of services under this Section 19 shall be used by the Funds only while this Section 19 is in effect and only in accordance with the provisions of this Agreement to provide connectivity to and through the Agent, and shall not be used by the Funds to provide connectivity to or through any other system or Person interfaces and software developed by the Agent shall not be used to connect the Funds to any transfer agency system or any other Person without the Agent’s prior written approval. The Funds shall not copy, decompile or reverse engineer any software provided to the Funds by the Agent. The Funds also agree not to take any action which would mask, delete or otherwise alter any Agent on-screen disclaimers and copyright, trademark and service mark notifications provided by the Agent from time to time, or any “point and click” features relating to Recipient acknowledgment and acceptance of such disclaimers and notifications.

19.4.        NO OTHER WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS SECTION 19, THE FAN MAIL SERVICES AND ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS SECTION 19 ARE PROVIDED “AS-IS,” ON AN “AS AVAILABLE” BASIS, AND THE AGENT HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE FAN MAIL SERVICES PROVIDED BY THE AGENT UNDER THIS SECTION 19, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

19.5.        LIMITATION OF LIABILITY. IN NO EVENT SHALL THE AGENT BE LIABLE UNDER THIS AGREEMENT IN TORT OR OTHERWISE FOR AN AMOUNT EXCEEDING THE AGGREGATE SUM OF TWELVE (12) MONTHS FEES, NOT INCLUDING REIMBURSEMENT OF EXPENSES, ACTUALLY RECEIVED BY THE AGENT IN PAYMENT FOR FAN MAIL SERVICES RENDERED UNDER THIS SECTION 19 (THE FEES ACTUALLY PAID UNDER THAT PORTION OF THE SCHEDULE OF FEES REGARDING THE FAN MAIL SERVICES IMMEDIATELY PRECEDING THE EVENT, ACTION OR OMISSION GIVING RISE TO THE LOSS, INJURY OR DAMAGES INCURRED BY THE FUNDS OR ANY RECIPIENT.

19.6.        INDEMNITY. The Funds hereby indemnify and hold the Agent harmless from, and shall defend it against any and all claims, demands, costs, expenses and other liabilities, including reasonable attorneys’ fees, arising in connection with the use of, or inability to use, the FAN Mail Services by any Recipient, except to the extent such liabilities result directly from the negligence or intentional misconduct of the Agent in the performance of FAN Mail Services.

20.           MISCELLANEOUS.

20.1.        ENTIRE AGREEMENT. This Agreement, together with the attached Exhibits, constitutes the entire agreement among the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter of this Agreement, whether oral or written, by and among the parties hereto. Upon the execution of this Agreement by the Agent and the Funds, the executed Fee Proposal of March 2001 described in the Recitals shall be deemed to be superseded by this Agreement as of the Execution Date. The Service Specifications, the Operating Procedures, Service Level Standards and all Service Orders are hereby incorporated by reference into, and shall be considered a part of, this Agreement.

20.2.        SEVERABILITY. If any section, term or provision of this Agreement, or the application thereof, is determined by any court of competent jurisdiction to be illegal, in conflict with any law or otherwise invalid, the remaining portions of this Agreement shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular section, term or provision held to be illegal or invalid.

20.3.        COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be a single instrument.

20.4.        BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

20.5.        ASSIGNMENT. This Agreement may not be assigned by any of the Funds or the Agent without the prior written consent of the others.

20.6.        GOVERNING LAW. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of New York, excluding that body of law applicable to choice of law.

20.7.        INDEPENDENT CONTRACTORS. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between any of the Funds and the Agent. It is understood and agreed that all of the Services performed under this Agreement by the Agent shall be as an independent contractor and not as an employee of any Fund.

20.8.        THIRD-PARTY BENEFICIARIES. This Agreement is between the Agent and the Funds and neither this Agreement nor the performance of the Services under it shall create any rights in any third parties.

20.9.        FURTHER ASSURANCES. Each of the parties agrees that it shall, at any time prior to, at or after the Effective Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such documentation as may be reasonably necessary to fully effectuate the purposes of the terms and conditions of this Agreement.

20.10.      FORCE MAJEURE. The parties shall not be responsible or liable for their failure or delay in performance of their obligations under this Agreement arising out of or caused by circumstances beyond their reasonable control, including, without limitation, earthquakes, floods, fires, tornadoes, or similar acts of God, any interruption, loss or malfunction or any utility, transportation, communication service, delay in mails, functions or malfunctions of the Internet, changes in governmental or exchange action, statute, ordinance, rulings, regulation or direction, war, strike, riot, emergency, civil disturbance, terrorism, vandalism or explosions; provided, however, that in order to be so excused from such failure or delay to perform, the party so affected must (a) give notice of the cause of such failure or delay to the other party as promptly as practicable, (b) act diligently to remedy the cause of such failure or delay, and (c) execute all reasonable actions as may be appropriate to continue performance under this Agreement. Notwithstanding the provisions of this Section 20.10, the Agent shall not be excused for its failure or delay in the performance of its obligations under this Agreement to the extent that the cause of such failure or delay is an event that the contingencies implemented in connection with the Business Contingency Plan (including, without limitation, contingencies arranged with the Disaster Recovery Provider and the Crisis Management Center) are intended to mitigate, unless the cause of such failure or delay impairs the contingency contemplated by the Business Contingency Plan to mitigate such cause. This section shall not apply to and shall not excuse failures to perform to the extent such failures would not have occurred had the Agent (1) provided reasonable maintenance of equipment and installed and maintained an “Uninterrupted Power Supply” or “UPS” facility unless such UPS facility fails, is insufficient or is damaged through no fault of the Agent or (2) made and implemented Modifications as contemplated in this Agreement.

20.11.      WAIVER. No waiver by a party of a breach or a default under this Agreement, no failure or delay on the part of a party in enforcing any provision hereof or in exercising any right, power, remedy or privilege hereunder, and no course of dealing between the parties shall be construed as a waiver of any subsequent breach or default (whether of a similar or different nature), operate as a waiver or abandonment of any such right, power, remedy or privilege or preclude the exercise thereof. The rights, powers, remedies and privileges in this Agreement are cumulative and not exclusive of any other rights, powers, remedies or privileges which a party would otherwise have at law or in equity or otherwise.

20.12.      HEADINGS. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

20.13.      NOTICE. For the purposes of this Agreement, all notices, communications or Service Orders shall be deemed properly given if delivered to the receiving party by electronic methods acceptable to the parties, which methods shall be established in the Security Procedures. All Amendments and all notices described in Section 16 (Term and Termination) shall be in writing and shall be deemed effective: (a) when delivered personally, (b) when received by electronic and facsimile delivery, (c) one (1) business day after deposit with a commercial overnight carrier specifying next day delivery, with written verification of receipt, or (d) three (3) business days after having been sent by registered or certified mail, return receipt requested. All notices shall be addressed as follows:

If to the Agent:

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, Missouri 64105

Attn: Group Vice President — Full Service

Facsimile No.: 816-435-3455

Electronic Mail:

With a copy of non-operational notices to:

DST Systems, Inc.

333 West 11th Street, 5th Floor

Kansas City, Missouri 64105

Attn: Legal Department

Facsimile No.: 816-435-8630

Electronic Mail: jmoskowitz@dstsystems.com

If to the Funds:

Lord, Abbett & Co. LLC

90 Hudson Street

Jersey City, New Jersey 07302

Attn: Chief Operations Officer

Facsimile No.: 201-395-3154

Electronic Mail: jbinstock@lordabbett.com

With a copy of non-operational notices to:

Lord, Abbett & Co. LLC

90 Hudson Street

Jersey City, New Jersey 07302

Attn: General Counsel

Facsimile No.: 201-395-3267

Electronic Mail: philstad@lordabbett.com

Each party may by written notice to the other specify a different address for subsequent notice purposes.

20.14.      AMENDMENT. This Agreement may be amended, supplemented or modified only by an Amendment.

20.15.      DISPUTE RESOLUTION. The parties shall negotiate in good faith to resolve any dispute, controversy or claim (a “Dispute”) between the parties expeditiously and to the mutual benefit of the continuity of relationship. In the event any such Dispute continues unresolved for fifteen (15) days after a senior executive from each party have met with each other (either in person or telephonically) in an attempt to resolve such Dispute, the parties shall thereafter immediately submit the Dispute to mediation in accordance with the then-current Commercial Mediation Rules of the Center for Public Resources (“CPR”) Mediation Procedure and shall bear equally the costs of the mediation. The parties will act in good faith to jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the CPR within fifteen (15) days of the submission of the Dispute to Mediation. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days commencing with the selection of the mediator and any extension of such period as mutually agreed to by the parties. If the Dispute is not resolved within thirty (30) days after the beginning of the mediation and any extension of such periods as mutually agreed to by the parties, any party to the Dispute may submit the Dispute to, to be finally determined by, binding arbitration in accordance with the following provisions of this Section 20.15, regardless of the amount in controversy or whether such Dispute would otherwise be considered justifiable or ripe for resolution by a court or arbitration panel.

(a)           Any such arbitration shall be conducted by the CPR in accordance with the then-current CPR Rules for Non-Administered Arbitration (the “CPR Rules”), except to the extent that the CPR Rules conflict with the provisions of this Section 20.15, in which event the provisions of this Section 20.15 shall control.

(b)           The arbitration panel (the “Panel”) shall consist of three neutral arbitrators (“Arbitrators”), each of whom shall be an attorney having five or more years experience in the primary area of law as to which the Dispute relates, and shall be appointed in accordance with the CPR Rules (the “Basic Qualifications”). No more than one Arbitrator shall be from the New York metropolitan area and no more than one Arbitrator shall be from the Kansas City metropolitan area.

(c)           Should an Arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 20.15, a substitute Arbitrator possessing the Basic Qualifications shall be appointed by the CPR. If an Arbitrator is replaced after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the provisions of this Section 20.15 and the CPR Rules.

(d)           The arbitration shall be conducted in the location most convenient to the majority of witnesses as to issues in dispute regarding the breach(es) of obligations; provided that the Panel may from time to time convene, carry on hearings, inspect property or documents and take evidence at any location which the Panel deems appropriate.

(e)           The Panel may in its discretion order a pre-exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute.

(f)            At any oral hearing of evidence in connection with any arbitration conducted pursuant to this Section 20.15, each party and its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of the other party. No testimony of any witness shall be presented in written form unless the opposing parties shall have the opportunity to cross-examine such witness, except as the parties otherwise agree in writing and except under extraordinary circumstances where, in the opinion of the Panel, the interests of justice require a different procedure.

(g)           Within fifteen (15) days after the closing of the arbitration hearing, the Panel shall prepare and distribute to the parties a written award. The Panel shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, and shall award interest on any monetary award from the date that the loss or expense was incurred by the successful party; provided, however, that the Panel shall have no power to award damages expressly excluded by this Agreement and all parties to this Agreement waive any rights or claims to such damages against all other parties hereto. In addition, the Panel shall have the authority to decide issues relating to the interpretation, meaning or performance of this Agreement, any agreement, certificate or other document referred to herein or delivered in connection herewith, or the relationships of the parties hereunder or thereunder, even if such decision would constitute an advisory opinion in a court proceeding or if the issues would otherwise not be ripe for resolution in a court proceeding, and any such decision shall bind the parties in their performance of this Agreement and such other documents.

(h)           Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, to obtain interim relief, or as otherwise required by law, no party nor any arbitrator shall disclose the existence, content or results of any arbitration conducted hereunder without the prior written consent of the other parties.

(i)            To the extent that the relief or remedy granted in an award rendered by the Panel is relief or a remedy on which a court could enter judgment, a judgment upon the award rendered by the Panel may be entered in any court having jurisdiction thereof. Otherwise, the award shall be binding on the parties in connection with their obligations under this Agreement and in any subsequent arbitration or judicial proceedings among any of the parties.

(j)            The parties agree to share equally the cost of any arbitration, including the administrative fee, the compensation of the arbitrators and the costs of any neutral witnesses or proof produced at the direct request of the Panel.

(k)           Notwithstanding the choice of law provision set forth in Section 20.6, The Federal Arbitration Act, 9 U.S.C. Sections 1 to 14, except as modified hereby, shall govern the enforcement of this Section 20.15.

(l)            Notwithstanding the Dispute resolution procedures contained in this Section, any party may apply to any court having jurisdiction (i) to enforce this Agreement to arbitrate, (ii) to seek injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, (iii) to avoid the expiration of any applicable limitation period, (iv) to preserve a superior position with respect to other creditors, or (v) to challenge or vacate any final judgment, award or decision of the Panel.

20.15.1.           ATTORNEYS FEES. If any action, suit, or proceeding is commenced to establish, maintain, or enforce any right or remedy under this Agreement, the party not prevailing therein shall pay, in addition to any damages or other award, all reasonable attorneys’ fees and litigation expenses incurred therein by the prevailing party.

20.15.2.           WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING OF ANY NATURE ARISING UNDER THE AGREEMENT, OR RELATED TO THIS AGREEMENT IN ANY WAY, OR ANY AMENDMENT OR SUPPLEMENT HERETO. EACH PARTY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

20.15.3.           LIMITATION. The parties agree that this arbitration provision applies solely and exclusively to arbitration between the Agent and the Funds, and the Agent does not, in or under any provision of this Agreement, consent, and shall not be deemed to have consented, to participate in or be a party to any arbitration before a panel of a self-regulatory organization, as defined in the 1934 Act, or to any arbitration in which a Shareholder or any other Person other than the Funds or their Affiliates is a party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the Effective Date.

DST SYSTEMS, INC.		ON BEHALF OF EACH OF THE LORD ABBETT FUNDS LISTED IN ADDENDUM 1
ATTACHED HERETO

By:	/s/ Thomas J. Schmidt	By:	/s/ Joan A. Binstock

Name: Thomas J. Schmidt		Name: Joan A. Binstock

Title: Vice President of Mutual Fund Operations		Title: Vice President

Exhibits to the Agreement are not attached in this filing.

December 30, 2004

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Attn:  Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Municipal Income Trust (formerly known as Lord Abbett Tax-Free Income Trust (the “Fund”)), as a party to the Agency Agreement by and between the Lord Abbett Family of Funds and DST Systems, Inc. dated July 1, 2004 (the “Agreement”), requests an amendment to the Agreement pursuant to Sections 20.14, 2.3, and 2.2.

Section 20.14 provides that the Agreement may be “amended, supplemented, or modified only by an amendment.”  Section 2.3 of the Agreement provides that, “In the event that a … new series of a Fund is created in any existing business trust…which is registered as an Investment Company under the 1940 Act on the Agent’s System as of the Execution Date, such …series thereof shall engage the Agent to perform the Services under this Agreement by executing and delivering to the Agent a document accepting this Agreement (including giving effect to all Amendments and Service Orders that have become effective after the Execution Date), together with such documentation as is described by Section 2.2 [(captioned “Documentation”)] and otherwise appropriate. The appointment of the Agent on behalf of…any new series of a Fund shall become effective upon the Agent’s receipt of such counterpart executed by such …series of a new Fund.”

This letter is to notify DST Systems, Inc. that on November 19, 2004, the Fund’s Board executed an Amendment to the Declaration and Agreement of Trust establishing a new Series of the Fund (the “Series”), the legal name of which is as follows:  Lord Abbett High Yield Municipal Bond Fund. It is the Fund’s desire to have DST Systems render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Series under the terms of the Agreement; therefore, the Fund requests that DST Systems, Inc. agree, in writing, to provide such services to the Series thereby making the Series a Series under the terms of the Agreement.

Attached is a Secretary’s Certificate and accompanying resolutions and documentation in accordance with the Agreement.

It is currently anticipated that the registration statement for the Series will become effective on December 30, 2004. Accordingly, we appreciate your prompt attention to this matter. Please indicate DST Systems, Inc.’s acceptance by signing below.

Lord Abbett Municipal Income Trust

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Assistant Secretary

Lord, Abbett & Co. LLC

90 Hudson Street Jersey City NJ 07302-3973 T 800-201-6984 www.LordAbbett.com

Lord Abbett mutual fund shares are distributed by Lord Abbett Distributor LLC

Accepted:

/s/ Jonathan Boehm
Group Vice President – Full Service
DST Systems, Inc.

Jonathan Boehm
Enclosures

April 13, 2005

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO  64105

Attn:  Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Series Fund, Inc., as a party to the Agency Agreement by and between the Lord Abbett Family of Funds and DST Systems, Inc. dated July 1, 2004 (the “Agreement”), requests an amendment to the Agreement pursuant to Sections 20.14, 2.3, and 2.2.

Section 20.14 provides that the Agreement may be “amended, supplemented, or modified only by an amendment.”  Section 2.3 of the Agreement provides that, “In the event that a … new series of a Fund is created in any existing business trust…which is registered as an Investment Company under the 1940 Act on the Agent’s System as of the Execution Date, such …series thereof shall engage the Agent to perform the Services under this Agreement by executing and delivering to the Agent a document accepting this Agreement (including giving effect to all Amendments and Service Orders that have become effective after the Execution Date), together with such documentation as is described by Section 2.2 [(captioned “Documentation”)] and otherwise appropriate. The appointment of the Agent on behalf of…any new series of a Fund shall become effective upon the Agent’s receipt of such counterpart executed by such …series of a new Fund.”

This letter is to notify DST Systems, Inc. that on March 10, 2005, the Fund’s Board executed Articles Supplementary to the Articles of Incorporation establishing a new Series of the Fund (the “Series”), the legal name of which is as follows:  Large-Cap Core Portfolio. It is the Fund’s desire to have DST Systems render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Series under the terms of the Agreement; therefore, the Fund requests that DST Systems, Inc. agree, in writing, to provide such services to the Series thereby making the Series a Series under the terms of the Agreement.

Attached is a Secretary’s Certificate and accompanying resolutions and documentation in accordance with the Agreement.

It is currently anticipated that the registration statement for the Large-Cap Core Portfolio will become effective on April 13, 2005. Accordingly, we appreciate your prompt attention to this matter. Please indicate DST Systems, Inc.’s acceptance by signing below.

Lord Abbett Series Fund, Inc.

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Assistant Secretary

Lord, Abbett & Co. LLC

90 Hudson Street Jersey City NJ 07302-3973 T 800-201-6984 www.LordAbbett.com

Lord Abbett mutual fund shares are distributed by Lord Abbett Distributor LLC

Accepted:

/s/ Jonathan Boehm
Group Vice President – Full Service
DST Systems, Inc.

Jonathan Boehm
Enclosures

June 29, 2005

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Attn:  Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Investment Trust (the “Fund”), as a party to the Agency Agreement by and between the Lord Abbett Family of Funds and DST Systems, Inc. dated July 1, 2004 (the “Agreement”), requests an amendment to the Agreement pursuant to Sections 20.14, 2.3, and 2.2.

Section 20.14 provides that the Agreement may be “amended, supplemented, or modified only by an amendment.”  Section 2.3 of the Agreement provides that, “In the event that a … new series of a Fund is created in any existing business trust…which is registered as an Investment Company under the 1940 Act on the Agent’s System as of the Execution Date, such …series thereof shall engage the Agent to perform the Services under this Agreement by executing and delivering to the Agent a document accepting this Agreement (including giving effect to all Amendments and Service Orders that have become effective after the Execution Date), together with such documentation as is described by Section 2.2 [(captioned “Documentation”)] and otherwise appropriate. The appointment of the Agent on behalf of…any new series of a Fund shall become effective upon the Agent’s receipt of such counterpart executed by such …series of a new Fund.”

This letter is to notify DST Systems, Inc. that on June 23, 2005, the Fund’s Board executed an Amendment to the Declaration and Agreement of Trust establishing two new Series of the Fund (the “Series”), the legal names of which are as follows:  Lord Abbett Income Strategy Fund (Classes A, B, C, P, and Y) and Lord Abbett World Growth & Income Strategy Fund (Classes A, B, C, P, and Y). It is the Fund’s desire to have DST Systems render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Series under the terms of the Agreement; therefore, the Fund requests that DST Systems, Inc. agree, in writing, to provide such services to the Series thereby making each of the Series a series under the terms of the Agreement.

Attached is a Secretary’s Certificate and accompanying resolutions and documentation in accordance with the Agreement.

The registration statement for the Series will become effective on June 29, 2005. Accordingly, we appreciate your prompt attention to this matter. Please indicate DST Systems, Inc.’s acceptance by signing below and returning a copy to me.

Lord Abbett Investment Trust

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Assistant Secretary

Lord, Abbett & Co. LLC

90 Hudson Street Jersey City NJ 07302-3973 T 800-201-6984 www.LordAbbett.com

Lord Abbett mutual fund shares are distributed by Lord Abbett Distributor LLC

Accepted:

/s/ Jonathan Boehm
Group Vice President – Full Service
DST Systems, Inc.

Jonathan Boehm
Enclosures

December 20, 2005

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Attn:  Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Securities Trust (the “Fund”), as a party to the Agency Agreement by and between the Lord Abbett Family of Funds and DST Systems, Inc. dated July 1, 2004 (the “Agreement”), requests an amendment to the Agreement pursuant to Sections 20.14, 2.3, and 2.2.

Section 20.14 provides that the Agreement may be “amended, supplemented, or modified only by an amendment.”  Section 2.3 of the Agreement provides that, “In the event that a … new series of a Fund is created in any existing business trust…which is registered as an Investment Company under the 1940 Act on the Agent’s System as of the Execution Date, such …series thereof shall engage the Agent to perform the Services under this Agreement by executing and delivering to the Agent a document accepting this Agreement (including giving effect to all Amendments and Service Orders that have become effective after the Execution Date), together with such documentation as is described by Section 2.2 [(captioned “Documentation”)] and otherwise appropriate. The appointment of the Agent on behalf of…any new series of a Fund shall become effective upon the Agent’s receipt of such counterpart executed by such …series of a new Fund.”

This letter is to notify DST Systems, Inc. that on October 20, 2005, the Fund’s Board executed an Amendment to the Declaration and Agreement of Trust establishing a new Series of the Fund (the “Series”), the legal name of which is as follows:  Lord Abbett Value Opportunities Fund. It is the Fund’s desire to have DST Systems render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Series under the terms of the Agreement; therefore, the Fund requests that DST Systems, Inc. agree, in writing, to provide such services to the Series thereby making the Series a Series under the terms of the Agreement.

Attached is a Secretary’s Certificate and accompanying resolutions and documentation in accordance with the Agreement.

It is currently anticipated that the registration statement for the Series will become effective on December 20, 2005. Accordingly, we appreciate your prompt attention to this matter. Please indicate DST Systems, Inc.’s acceptance by signing below.

Lord Abbett Securities Trust

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

Lord, Abbett & Co. LLC

90 Hudson Street Jersey City NJ 07302-3973 T 800-201-6984 www.LordAbbett.com

Lord Abbett mutual fund shares are distributed by Lord Abbett Distributor LLC

Accepted:

/s/ Jonathan Boehm
Group Vice President – Full Service
DST Systems, Inc.

Jonathan Boehm
Enclosures

June 29, 2006

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Attn:  Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Investment Trust (the “Fund”), as a party to the Agency Agreement by and between the Lord Abbett Family of Funds and DST Systems, Inc. dated July 1, 2004 (the “Agreement”), requests an amendment to the Agreement pursuant to Sections 20.14, 2.3, and 2.2.

Section 20.14 provides that the Agreement may be “amended, supplemented, or modified only by an amendment.”  Section 2.3 of the Agreement provides that, “In the event that a … new series of a Fund is created in any existing business trust…which is registered as an Investment Company under the 1940 Act on the Agent’s System as of the Execution Date, such …series thereof shall engage the Agent to perform the Services under this Agreement by executing and delivering to the Agent a document accepting this Agreement (including giving effect to all Amendments and Service Orders that have become effective after the Execution Date), together with such documentation as is described by Section 2.2 [(captioned “Documentation”)] and otherwise appropriate. The appointment of the Agent on behalf of…any new series of a Fund shall become effective upon the Agent’s receipt of such counterpart executed by such …series of a new Fund.”

This letter is to notify DST Systems, Inc. that on June 22, 2006, the Fund’s Board executed an Amendment to the Declaration and Agreement of Trust establishing a new Series of the Fund (the “Series”), the legal name of which is as follows:  Lord Abbett Diversified Equity Strategy Fund. It is the Fund’s desire to have DST Systems render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Series under the terms of the Agreement; therefore, the Fund requests that DST Systems, Inc. agree, in writing, to provide such services to the Series thereby making the Series a Series under the terms of the Agreement.

Attached is a Secretary’s Certificate and accompanying resolutions and documentation in accordance with the Agreement.

It is currently anticipated that the registration statement for the Series will become effective on June 29, 2006. Accordingly, we appreciate your prompt attention to this matter. Please indicate DST Systems, Inc.’s acceptance by signing below.

Lord Abbett Investment Trust

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

Lord, Abbett & Co. LLC

90 Hudson Street Jersey City NJ 07302-3973 T 800-201-6984 www.LordAbbett.com

Lord Abbett mutual fund shares are distributed by Lord Abbett Distributor LLC

Accepted:

/s/ Jonathan Boehm
Group Vice President – Full Service
DST Systems, Inc.

Jonathan Boehm
Enclosures

December 14, 2007

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO  64105

Attn:  Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Investment Trust (the “Fund”), as a party to the Agency Agreement by and between the Lord Abbett Family of Funds and DST Systems, Inc. dated July 1, 2004 (the “Agreement”), requests an amendment to the Agreement pursuant to Sections 20.14, 2.3, and 2.2.

Section 20.14 provides that the Agreement may be “amended, supplemented, or modified only by an amendment.”  Section 2.3 of the Agreement provides that, “In the event that a ... new series of a Fund is created in any existing business trust...which is registered as an Investment Company under the 1940 Act on the Agent’s System as of the Execution Date, such ...series thereof shall engage the Agent to perform the Services under this Agreement by executing and delivering to the Agent a document accepting this Agreement (including giving effect to all Amendments and Service Orders that have become effective after the Execution Date), together with such documentation as is described by Section 2.2 [(captioned “Documentation”)] and otherwise appropriate.  The appointment of the Agent on behalf of…any new series of a Fund shall become effective upon the Agent’s receipt of such counterpart executed by such ...new series of a Fund.”

This letter is to notify DST Systems, Inc. that on September 11, 2007, the Fund’s Board executed an Amendment to the Declaration and Agreement of Trust establishing a new Series of the Fund, the legal name of which is as follows:  Lord Abbett Floating Rate Fund (the “Series”).  It is the Fund’s desire to have DST Systems render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Series under the terms of the Agreement; therefore, the Fund requests that DST Systems, Inc. agree, in writing, to provide such services to the Series thereby making the Series a Series under the terms of the Agreement.

Attached is a Secretary’s Certificate and accompanying resolutions and documentation in accordance with the Agreement.

It is currently anticipated that the registration statement for the Series will become effective on December 14, 2007.  Accordingly, we appreciate your prompt attention to this matter.  Please indicate DST Systems, Inc.’s acceptance by signing below.

Lord Abbett Investment Trust

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

Lord, Abbett & Co. LLC

90 Hudson Street Jersey City NJ 07302-3973 T 800-201-6984 www.LordAbbett.com

Lord Abbett mutual fund shares are distributed by Lord Abbett Distributor LLC

Accepted:

/s/ Jonathan Boehm
Group Vice President – Full Service
DST Systems, Inc.

Enclosures

June 20, 2008

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO  64105

Attn:  Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Securities Trust (the “Fund”), as a party to the Agency Agreement by and between the Lord Abbett Family of Funds and DST Systems, Inc. dated July 1, 2004 (the “Agreement”), requests an amendment to the Agreement pursuant to Sections 20.14, 2.3, and 2.2.

Section 20.14 provides that the Agreement may be “amended, supplemented, or modified only by an amendment.”  Section 2.3 of the Agreement provides that, “In the event that a … new series of a Fund is created in any existing business trust or any other entity which is registered as an Investment Company under the 1940 Act on the Agent’s System as of the Execution Date, such …series…shall engage the Agent to perform the Services under this Agreement by executing and delivering to the Agent a document accepting this Agreement (including giving effect to all Amendments and Service Orders that have become effective after the Execution Date), together with such documentation as is described by Section 2.2 [(captioned “Documentation”)] and otherwise appropriate.  The appointment of the Agent on behalf of…any new series of a Fund shall become effective upon the Agent’s receipt of such counterpart executed by such …new series of a Fund.”

This letter is to notify DST Systems, Inc. that on March 19, 2008, a majority of the Fund’s Trustees executed an Amendment to the Declaration and Agreement of Trust establishing a new Series of the Fund, the legal name of which is as follows:  Lord Abbett International Dividend Income Fund (the “Series”).  It is the Fund’s desire to have DST Systems render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Series under the terms of the Agreement; therefore, the Fund requests that DST Systems, Inc. agree, in writing, to provide such services to the Series thereby making the Series a Series under the terms of the Agreement.

Attached is a Secretary’s Certificate and accompanying resolutions and documentation in accordance with the Agreement.

It is currently anticipated that the registration statement for the Series will become effective on June 20, 2008.  Accordingly, we appreciate your prompt attention to this matter.  Please indicate DST Systems, Inc.’s acceptance by signing below.

Lord Abbett Securities Trust

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

Lord, Abbett & Co. LLC

90 Hudson Street Jersey City NJ 07302-3973 T 800-201-6984 www.LordAbbett.com

Lord Abbett mutual fund shares are distributed by Lord Abbett Distributor LLC

Accepted:

/s/ Jonathan Boehm
Group Vice President– Full Service
DST Systems, Inc.

Enclosures

December 10, 2008

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO  64105

Attn:  Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Municipal Income Trust (the “Fund”), as a party to the Agency Agreement by and between the Lord Abbett Family of Funds and DST Systems, Inc. dated July 1, 2004 (the “Agreement”), requests an amendment to the Agreement pursuant to Sections 20.14, 2.3, and 2.2.

Section 20.14 provides that the Agreement may be “amended, supplemented, or modified only by an amendment.”  Section 2.3 of the Agreement provides that, “In the event that a … new series of a Fund is created in any existing business trust or any other entity which is registered as an Investment Company under the 1940 Act on the Agent’s System as of the Execution Date, such …series…shall engage the Agent to perform the Services under this Agreement by executing and delivering to the Agent a document accepting this Agreement (including giving effect to all Amendments and Service Orders that have become effective after the Execution Date), together with such documentation as is described by Section 2.2 [(captioned “Documentation”)] and otherwise appropriate.  The appointment of the Agent on behalf of…any new series of a Fund shall become effective upon the Agent’s receipt of such counterpart executed by such …new series of a Fund.”

This letter is to notify DST Systems, Inc. that on September 11, 2008, a majority of the Fund’s Trustees executed an Amendment to the Declaration and Agreement of Trust establishing a new Series of the Fund, the legal name of which is as follows:  Lord Abbett Short Duration Tax Free Fund (the “Series”).  It is the Fund’s desire to have DST Systems render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Series under the terms of the Agreement; therefore, the Fund requests that DST Systems, Inc. agree, in writing, to provide such services to the Series thereby making the Series a Series under the terms of the Agreement.

Attached is a Secretary’s Certificate and accompanying resolutions and documentation in accordance with the Agreement.

It is currently anticipated that the registration statement for the Series will become effective on December 10, 2008.  Accordingly, we appreciate your prompt attention to this matter.  Please indicate DST Systems, Inc.’s acceptance by signing below.

Lord Abbett Municipal Income Trust

	By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

Accepted:

/s/ Jonathan Boehm
Group Vice President– Full Service
DST Systems, Inc.

Enclosures